UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Equitable Resources, Inc.

(Name of Registrant as Specified In Its Charter)

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225 North Shore Drive

Pittsburgh, PA 15212-5861

Notice of Annual Meeting of Shareholders

To Be Held April 23, 2008

The annual meeting of shareholders of Equitable Resources, Inc. will be held on Wednesday, April 23, 2008, at 10:30 a.m.  We will be in the SpringHill Suites North Shore located at 223 Federal Street in Pittsburgh, Pennsylvania.  If you owned common stock of Equitable Resources, Inc. at the close of business on February 11, 2008, you may vote at this meeting.

At the meeting, we plan to:

1)          Elect four directors to serve for new terms;

2)          Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2008; and

3)          Transact such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

Your Board of Directors recommends that you vote for all director nominees and for ratification of the independent registered public accounting firm.

Please consider the issues presented in this proxy statement, and vote your shares as promptly as possible by following the voting instructions included in this proxy statement.

On behalf of the Board of Directors

JOHANNA G. O’LOUGHLIN
Senior Vice President, General Counsel
and Corporate Secretary

March 12, 2008

i

ii

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EQUITABLE RESOURCES, INC.

225 North Shore Drive

Pittsburgh, PA 15212-5861

PROXY STATEMENT

This proxy statement is first being mailed to shareholders on or about March 12, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Equitable Resources, Inc. is soliciting proxies for its 2008 annual meeting of shareholders. This booklet and proxy card contain information about the items you will vote on at the annual meeting and about the voting process. We sometimes refer to Equitable Resources, Inc. in this proxy statement as “Equitable,” “Equitable Resources,” the “company” or “we.”

How do I contact Equitable’s corporate secretary?

You may contact the company’s corporate secretary by sending correspondence to: 225 North Shore Drive, Pittsburgh, Pennsylvania 15212.

Who is entitled to vote, and how many votes do I have?

You can vote if you held common stock of Equitable Resources at the close of business on February 11, 2008. For each item presented for vote, you have one vote for each share you own. In addition, in the election of directors, you may cumulate votes by multiplying your shares by the number of directors to be elected and casting all of your votes for a single candidate or by distributing them among any two or more candidates.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Equitable Resources’ transfer agent, BNY Mellon Shareowner Services, you are considered the “shareholder of record” of those shares. The notice of annual meeting, proxy statement, annual report, proxy card and accompanying documents have been sent directly to you by BNY Mellon Shareowner Services.

If your shares are held in a stock brokerage account or by a bank or other holder of record (including shares held through employee benefit and/or compensation plans), you are considered the “beneficial owner” of shares held in “street name.” The notice of annual meeting, proxy statement, annual report, voting instruction card, and accompanying documents have been forwarded to you by your broker, bank or other holder of record who is considered the “shareholder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote if I am the shareholder of record?

If you are the shareholder of record, you may vote your shares:

•                                          in person by attending the meeting;

•                                          by completing the proxy card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                                          by following the instructions at the Internet site http://www.proxyvoting.com/eqt; or

•                                          by following the instructions for telephone voting after calling 1-866-540-5760.

If the name on the accounts is the same, the shares on your proxy card may represent (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; and (iii) shares that you have in a dividend reinvestment account of the company’s Dividend Reinvestment and Stock Purchase Plan. If you vote by proxy, your shares will be voted as indicated in your properly completed unrevoked proxy. If you do not indicate how your shares should be voted on an item, the shares represented by your properly completed unrevoked proxy card will be voted as recommended by the Board of Directors. If you do not return a proxy card or do not vote by telephone or on the Internet, your shares will not be voted.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to mail back the proxy card. Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

How do I vote if I am a beneficial holder of shares held in “street name”?

If your broker holds your shares in “street name,” you may vote those shares by following the instructions that you received from your broker. Please review your instruction card for the date by which your voting instructions must be received in order for your shares to be voted. Except in the case of shares held through the Employee Savings Plan, Employee Savings and Protection Plan and 1999 Long-Term Incentive Plan, you may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot. See the caption “Is my vote important?” below for the right of banks and brokers to vote on routine matters for which they have not received voting instructions.

How do I vote shares held through the Employee Savings Plan or Employee Savings and Protection Plan?

Individuals holding shares through the Employee Savings Plan and the Employee Savings and Protection Plan will receive separate voting direction cards for those plans. The trustees of the Employee Savings Plan and the Employee Savings and Protection Plan will vote your shares in accordance with the instructions on your returned direction card. You may instruct the trustees to vote your shares:

•                                          by completing the direction card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                                          by following the instructions at the Internet site http://www.proxyvoting.com/eqt; or

•                                          by following the instructions for telephone voting after calling 1-866-540-5760.

If you do not return a direction card or if you return a direction card with no instructions, the trustees will vote your shares in proportion to the way other plan participants voted their shares. Please note that the direction cards have an earlier return date and different mailing instructions than proxy cards. Please review your direction card for the date by which your instructions must be received in order for your shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to mail back the direction card.

How do I vote restricted shares held through the 1999 Long-Term Incentive Plan?

Employees holding restricted shares through the 1999 Long-Term Incentive Plan will receive separate voting direction cards for that plan. The administrator of the 1999 Long-Term Incentive Plan will vote your restricted shares in accordance with the instructions on your returned direction card. You may instruct the administrator to vote your shares by completing the direction card as outlined in the instructions on the card and mailing the card in the envelope provided.

If you return a direction card with no instructions, the administrator of the 1999 Long-Term Incentive Plan will vote your shares as recommended by the Board of Directors. If you do not return a direction card, your shares will not be voted.

Please note that the direction cards have an earlier return date and different mailing instructions than the proxy cards. Please review your direction card for the date by which your instructions must be returned in order for you shares to be voted.

How do I vote shares acquired through the Employee Stock Purchase Plan?

Employees holding shares acquired through the Employee Stock Purchase Plan will receive a separate voting instruction card covering all shares held in their individual account from Fidelity Stock Plan Services, LLC, the plan recordkeeper. The recordkeeper for the Employee Stock Purchase Plan will vote your shares (a) in accordance with the instructions on your returned voting instruction card or (b) in its discretion on routine proposals such as the election of directors and the ratification of Ernst & Young LLP as independent registered public accounting firm, if you do not return a direction card or if you return a direction card with no instructions. Please review your instruction card for the date by which your instructions must be received in order for your shares to be voted.

Can I change my vote?

If you are a shareholder of record, you can revoke your proxy before the time of voting at the meeting by:

•                                          voting again by submitting a revised proxy card or by Internet or telephone, as applicable, on a date later than the prior proxy;

•                                          voting in person at the meeting; or

•                                          notifying the corporate secretary of Equitable Resources in writing that you are revoking your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. Except in the case of shares held through the Employee Savings Plan, Employee Savings and Protection Plan, and 1999 Long-Term Incentive Plan, you may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record.

What if I receive more than one proxy and/or voting instruction card?

If you receive more than one proxy card as a shareholder of record, you have shares registered differently in more than one account. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, BNY Mellon Shareowner

Services, at P.O. Box 358015, Pittsburgh, PA 15252, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com. If you receive more than one voting instruction card, please contact the bank or broker holding your shares to determine whether you can consolidate your accounts.

What is householding?

We have adopted a procedure approved by the Securities and Exchange Commission called “householding,” which reduces our printing costs and postage fees. Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our 2007 Annual Report on Form 10-K and proxy statement unless one or more of these shareholders notify us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If a shareholder of record residing at a household to which we sent only one copy of our 2007 Annual Report on Form 10-K and proxy statement wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, BNY Mellon Shareowner Services, at P.O. Box 358015, Pittsburgh, PA 15252, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com. If you are an eligible shareholder of record receiving multiple copies of our 2007 Annual Report on Form 10-K and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

If a shareholder of record residing at a household to which we sent only one copy of our 2007 Annual Report on Form 10-K and proxy statement wishes to receive an additional copy for this meeting, he or she may contact the corporate secretary of Equitable Resources at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212 or by phone at 412-553-5891. The company will promptly deliver, upon request, a separate 2007 Annual Report on Form 10-K and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Is my vote important?

Your vote is very important. Each share of Equitable stock that you own represents one vote. If you do not vote your shares, you will not have a say in the important issues to be voted on at the annual meeting. The four nominees receiving the most votes “for” the term of three years to expire in 2011 will be elected as directors for such term. If a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation. In order to pass, each other proposal included in this year’s proxy statement will require the affirmative vote of the holders of a majority of votes cast at the annual meeting. Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company. In addition, banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, although they may vote their clients’ shares on the election of directors and the ratification of Ernst & Young LLP as independent registered public accounting firm, which are considered “routine” proposals.

How will my shares be voted on other matters that may be presented to the meeting?

Since no shareholder has indicated an intention to present any matter to the 2008 annual meeting in accordance with the advance notice provision in the company’s by-laws, the Board is not aware of any other proposals for the meeting. If another proposal is presented, the persons named as proxies will vote your returned proxy in their discretion.

Who can attend the annual meeting, and how do I obtain an admission ticket?

You may attend the meeting if you were a shareholder on February 11, 2008. Seating is limited and will be offered on a “first come, first served” basis. If you plan to attend the meeting, you will need an admission ticket, which you can obtain by checking the appropriate box on your proxy card or by writing to the corporate secretary of Equitable Resources. See the caption “How do I contact Equitable’s corporate secretary?” above. If a broker holds your shares, you must include proof of your ownership of Equitable stock, such as a copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, and we will send you an admission ticket. Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting. No cameras, recording equipment, large bags or packages will be permitted in the annual meeting.

What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have returned a proxy. Abstentions, broker non-votes (defined below under “How are the votes counted?”) and votes withheld from director nominees also are counted in determining whether a quorum is present.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

What is the total number of outstanding shares?

At the close of business on February 11, 2008, the record date for the meeting, Equitable Resources had 122,175,152 shares of common stock outstanding.

How are the votes counted?

Director candidates who receive the highest number of votes cast in each class up for election will be elected. However, if a nominee receives more votes “withheld” from his or her election than votes “for” such election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.

Approval of each other item requires the affirmative vote of the holders of a majority of the votes cast at the meeting. For the purpose of the ratification of the appointment of Ernst & Young LLP, abstentions, broker non-votes and the failure to vote are not votes cast, and, accordingly, have no effect on the outcome of such proposal.

A broker non-vote occurs when a broker or other nominee who holds shares for another person returns a proxy but does not vote on a particular item, usually because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. See the caption “Is my vote important?” above for the right of banks and brokers to vote on routine matters for which they have not received voting instructions.

Who pays for the solicitation of proxies?

We do. We are soliciting proxies primarily by use of the mails. However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means. To the extent that our directors and officers participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. BNY Mellon Shareowner Services assists Equitable Resources with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses. Equitable Resources also reimburses brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of Equitable Resources?

Shareholders may either nominate individuals to serve as directors at the annual meeting of the shareholders or recommend individuals as possible director nominees to the Corporate Governance Committee to consider in its normal course.

If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of Equitable Resources. To do this, you must send advance written notice to the corporate secretary. See the caption “How do I contact Equitable’s corporate secretary?” above. According to the company’s by-laws, we must receive notice of nominations for the 2009 annual meeting not less than 90 but not more than 120 days before April 23, 2009, the anniversary date of this year’s annual meeting.

The Board’s Corporate Governance Committee will consider candidates recommended by the company’s shareholders. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to Equitable’s corporate secretary, and the corporate secretary must receive any recommendations as far in advance of the annual meeting of shareholders as possible but in any event not later than November 11, 2008.

Any notice or recommendation provided by the nominating shareholder must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain information about the person or persons nominated and about the nominating shareholder (see the caption “Director Nominations” under “Corporate Governance and Board Matters” for details). For additional information, contact the corporate secretary.

When are shareholder proposals due?

Under the rules of the Securities and Exchange Commission, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2009 annual meeting. Shareholder proposals must be submitted in writing and must be received by the corporate secretary at the address provided previously in this proxy statement by November 11, 2008 for them to be considered for inclusion in the 2009 proxy statement.

Under the company’s by-laws, you may present proposals in person at the 2009 annual meeting if you are a shareholder entitled to vote. The corporate secretary must receive any proposals to be presented, which will not be included in next year’s proxy statement, not less than 90 but not more than 120 days before April 23, 2009, the anniversary date of this year’s annual meeting. Proposals received outside that time period, including any proposal nominating a person as a director, may not be presented at the annual meeting.

ITEM NO. 1 – ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

The Board of Directors of Equitable Resources currently has eleven members, who are divided into three classes. The classes are as equal in number as is possible depending on the total number of directors at any time. Generally, directors are elected for three-year terms. Each director’s term expires upon the earlier of the end of such term or the annual meeting following such director’s seventy-fourth birthday. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. This means that the shareholders elect approximately one-third of the members of the Board of Directors annually. The three year terms of four directors expire at this annual meeting. All four of those directors, Phyllis A. Domm, Ed.D., David L. Porges, James E. Rohr and David S. Shapira will stand for election at the annual meeting. A fifth director, Thomas A. McConomy, is retiring effective at the annual meeting pursuant to the company’s mandatory retirement by-law. The company is grateful to Mr. McConomy, whose service on the board spans almost 17 years, for his dedicated service and his many contributions to the company’s success. The Corporate Governance Committee is conducting a search for Mr. McConomy’s replacement and has retained a third-party search firm to assist the search.

The persons named as proxies will vote for the nominees named, unless you withhold authority to vote for any one or more of them. The votes represented by any proxy may be cumulated and voted at the discretion of the persons named as proxies in favor of any one or more of the nominees, unless otherwise indicated on your proxy card. The effect of this discretionary authority may be to offset the effect of your having withheld authority to vote for individual nominees because the persons named as proxies will be able to allocate votes of shareholders who have not withheld authority to vote for those nominees. The four nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, then the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors. The four individuals who receive the largest number of votes cast for the term of three years to expire in 2011 will be elected directors for such term.

In addition, under the company’s majority voting by-law, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election. If this occurs, the Board of Directors will decide whether to accept the tendered resignation not later than 90 days after the certification of the election. Any determination by the Board shall be made without the participation of any nominee whose resignation is under consideration with respect to the election. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission.

The Board of Directors recommends a vote FOR all nominees for the Board of Directors.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2011

PHYLLIS A. DOMM, Ed.D.

Age 61

Director since May 1996

President, Management and Marketing Solutions Associates, Inc. (business and human capital strategy consulting), since January 2006; Retired Vice President, Human Resources, Intermountain Health Care (health care services), June 2000 through December 2005.

Chairman of the Compensation Committee and member of the Executive Committee.

DAVID L. PORGES

Age 50

Director since May 2002

President, Chief Operating Officer and Director, Equitable Resources, since February 2007; Vice Chairman and Executive Vice President, Finance and Administration, Equitable Resources, January 2005 through February 2007; Executive Vice President, Chief Financial Officer and Director, Equitable Resources, May 2002 through December 2004; Executive Vice President and Chief Financial Officer, Equitable Resources, February 2000 through May 2002.

JAMES E. ROHR

Age 59

Director since May 1996

Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc. (financial services), since August 2002; Chairman, President and Chief Executive Officer, The PNC Financial Services Group, Inc., May 2001 through August 2002; President, Chief Executive Officer and Director, The PNC Financial Services Group, Inc., May 2000 through May 2001. Also a director of Allegheny Technologies, Inc. and BlackRock, Inc.

Chairman of the Executive Committee and member of the Compensation Committee.

DAVID S. SHAPIRA

Age 66

Director since May 1987

Chairman, Chief Executive Officer and President, Giant Eagle, Inc. (retail grocery store chain), since July 2005; Chairman and Chief Executive Officer, Giant Eagle, Inc., since February 1994.

Member of the Corporate Governance Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2010

VICKY A. BAILEY

Age 55

Director since June 2004

President, Anderson Stratton International, LLC (strategic consulting and government relations), since November 2005; Partner, Johnston & Associates, LLC (consulting firm), March 2004 through October 2005; Assistant Secretary for the Office of Policy and International Affairs at the Department of Energy, June 2001 through February 2004; President, PSI Energy, Inc. 2000 through May 2001. Also a director of Cheniere Energy, Inc.

Member of the Audit Committee.

MURRY S. GERBER

Age 55

Director since May 1998

Chairman and Chief Executive Officer, Equitable Resources, since May 2000; Chief Executive Officer and President, Equitable Resources, June 1998 through February 2007. Also a director of BlackRock, Inc.

Member of the Executive Committee.

GEORGE L. MILES, JR.

Age 66

Director since July 2000

President and Chief Executive Officer, WQED Multimedia (multimedia company), since 1994. Also a director of WESCO International, Inc., Harley-Davidson, Inc., American International Group, Inc. and HFF, Inc.

Chairman of the Corporate Governance Committee and member of the Executive Committee.

JAMES W. WHALEN

Age 66

Director since July 2003

President of Finance and Administration, Targa Resources, Inc. (gas transportation and liquids products company), since November 2005; Consultant, Parker Drilling Company (global drilling company), November 2005 through January 2007; Senior Vice President and Chief Financial Officer, Parker Drilling Company, October 2002 through October 2005; Chief Financial Officer, Diversified Diagnostic Products, Inc. (medical equipment company) and Consultant, January 2000 through September 2002. Also Vice Chairman of the Board of Parker Drilling Company and a director of Targa Resources Partners LP.

Chairman of the Audit Committee and member of the Executive Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2009

BARBARA S. JEREMIAH

Age 56

Director since May 2003

Executive Vice President, Corporate Development, Alcoa, Inc. (producer of aluminum), since July 2002; Vice President, Corporate Development, Alcoa, Inc., January 1998 through July 2002.

Member of the Corporate Governance and Audit Committees.

LEE T. TODD, JR., Ph.D.

Age 61

Director since November 2003

President, University of Kentucky, since July 2001; Senior Vice President, Lotus Development Corporation, June 2000 through May 2001.

Member of the Compensation Committee.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors and Committee Membership

The Board of Directors held six regular meetings and three special meetings during 2007.  The independent directors met six times in executive session without any officer of the company present.  During 2007, attendance at all Board meetings averaged 96%.  The company encourages its directors to attend the annual meeting of the shareholders, and it has been their practice to do so.  All directors attended the company’s 2007 annual meeting of shareholders.

The four standing committees of the Board are the Audit, Compensation, Corporate Governance and Executive Committees.  The Corporate Governance Committee serves as the nominating committee for the company.  In 2007, each of the directors attended at least 89% of all meetings of the Board and meetings of the committees on which the directors served, except that Ms. Jeremiah attended 64% of the meetings of the committees on which she served.  The Board may from time to time form new committees, disband an existing committee, and delegate additional responsibilities to a committee.

The table below sets forth membership and meeting information for each Board committee:

NAME OF DIRECTOR	AUDIT	COMPENSATION	CORPORATE GOVERNANCE	EXECUTIVE
Ms. Bailey	x
Dr. Domm		x*		x
Mr. Gerber				x
Ms. Jeremiah	x		x
Mr. McConomy	x
Mr. Miles			x*	x
Mr. Porges**
Mr. Rohr		x		x*
Mr. Shapira			x
Dr. Todd		x
Mr. Whalen	x*			x
Total meetings in fiscal year 2007	9	5	5	0

x = Committee Member; * = Chair; **Mr. Porges is not a member of any Board committee.

The responsibilities of the committees are set forth in written charters, which are reviewed periodically by the committees and, where appropriate, the Corporate Governance Committee and the Board.  All of the charters are available on the company’s website at www.eqt.com.  The members and main responsibilities of each committee are as follows:

Audit Committee

•	Comprised of Mses. Bailey and Jeremiah and Messrs. McConomy and Whalen (Chair), who are non-employee, independent directors.
•

Each member of the Committee is financially literate. Additionally, the Board of Directors has determined that Mr. Whalen qualifies as an “audit committee financial expert” as such term is defined under the Securities and Exchange Commission’s regulations. Shareholders should understand that this designation is a disclosure requirement of the Securities and Exchange Commission related to Mr. Whalen’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Whalen any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board.  As the audit committee financial expert, Mr. Whalen also has accounting or related financial management expertise under the New York Stock Exchange rules.

•	Assists the Board by overseeing:
	•	the accounting and financial reporting processes of the company
	•	the audits of the financial statements of the company
	•	the integrity of the company’s financial statements
	•	the qualifications, independence and performance of the company’s independent auditors
	•	the qualifications and performance of the company’s internal audit function
	•	the compliance by the company with legal and regulatory requirements, including the company’s Code of Business Conduct and Ethics
•	Responsible for hiring, overseeing and compensating the company’s independent auditors.

Compensation Committee

•	Comprised of Dr. Domm (Chair), Mr. Rohr and Dr. Todd, who are non-employee, independent directors.
•	Discharges the Board’s responsibilities relating to compensation of the company’s executive officers.
•	Provides oversight and, as required, administration of the company’s benefit plans, incentive-based compensation plans and equity-based plans.

Corporate Governance Committee

•	Comprised of Ms. Jeremiah and Messrs. Miles (Chair) and Shapira, who are non-employee, independent directors.
•

Establishes and recommends to the Board the requisite skills and characteristics to be found in, and identifies individuals qualified to serve as, members of the Board and recommends to the Board the director nominees for each annual meeting of shareholders.

•	Recommends to the Board independence determinations for each director.
•	Develops and recommends to the Board a set of corporate governance guidelines.
•	Recommends Committee membership, including a Chair, for each Committee.
•

Identifies and approves corporate goals and objectives relevant to the compensation of the chief executive officer of the company and annually reviews the chief executive officer’s performance against such goals and objectives.

•	Recommends an appropriate compensation structure for the directors, including administration of stock-based plans for the directors.
•	Reviews related party transactions.

Executive Committee

•	Comprised of Dr. Domm and Messrs. Miles, Rohr (Chair) and Whalen who are non-employee, independent directors and Mr. Gerber, Chairman and Chief Executive Officer.
•	Has the authority to act in all matters that the full Board may act upon when the Board is not in session, unless limited by a resolution of the Board and except to the extent limited by law.

Director Nominations

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board and recommending to the Board the director nominees for each annual meeting of shareholders.  The Committee typically considers new nominees for the Board in the context of a vacancy on the Board resulting from resignation or retirement of a director or to fill a skill need identified by the Board.  Director candidates have been identified most often by senior management and members of the Board considering individuals both within and external to their respective networks.  The Committee has in the past retained, and may in the future retain, a consultant to assist in the process.

As set forth in the Committee’s charter, the Committee will consider submissions from shareholders in making its recommendation.  Any shareholder desiring to recommend an individual to serve as a director of the company should submit to the Corporate Governance Committee Chair, c/o corporate secretary, as far in advance of the annual meeting of shareholders as possible but in any event not later than November 11, 2008, the following information:

•

The information required by Section 3.07 of the company’s by-laws (a copy of which will be provided to any shareholder upon written request), including the nominee’s consent to serve as a director if elected, the nominee’s executed irrevocable conditional resignation letter, the proposing shareholder’s name and address, the number of shares beneficially owned and the length of time the shares have been held.  In addition, the company may require the shareholder to provide such further information as it may reasonably request.

•

A statement setting forth the basis upon which the proposing shareholder believes the proposed nominee meets the qualification guidelines set forth below, including the standards of independence set forth in the company’s Corporate Governance Guidelines, and should be nominated as a director of the company.

•	Such other information as the proposing shareholder believes will be beneficial in assisting the Corporate Governance Committee to fulfill its responsibilities.

See the caption “How do I contact Equitable’s corporate secretary?” under “Questions and answers about the annual meeting.”

In evaluating individuals identified as possible director nominees, whether the source of the possible nominee is another director, a member of management, a shareholder or otherwise, the Committee assesses the experience and personal characteristics of the possible nominee against the guidelines identified below.  Possible nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Committee, the best match for the Board.  The Committee retains the right to modify the guidelines including the criteria for evaluating the qualifications of potential nominees for election to the Board as set forth therein, from time to time.  For the 2008 annual meeting, the company did not receive any shareholder recommendations for possible director nominees.

In identifying director candidates, the Committee utilizes the following guidelines:

Individual qualifications

•	Possesses integrity, competence, insight, creativity and dedication together with the ability to work with colleagues while challenging one another to achieve superior performance
•	Has attained prominent position in his or her field of endeavor

•	Possesses broad business experience
•	Has ability to exercise sound business judgment
•	Is able to draw on his or her past experience relative to significant issues facing the company
•	Has experience in the company’s industry or in another industry or endeavor with practical application to the company’s needs
•	Has sufficient time and dedication for preparation as well as participation in Board and Committee deliberations
•	Has no conflict of interest
•	Meets such standards of independence and financial knowledge as may be required or desirable
•	Possesses attributes deemed appropriate given the then current needs of the Board

Composition of the Board as a whole

•	A diversity of background, perspective and skills related to the company’s business
•	A diversity of race, gender and age

Contacting the Board

You may contact the Board of Directors, or any individual director, by writing to the Corporate Governance Committee Chair c/o corporate secretary or by sending an email to corpgovchair@eqt.com.  See the caption “How do I contact Equitable’s corporate secretary?” under “Questions and answers about the annual meeting.”

Governance Principles

Equitable maintains a corporate governance page on its website which includes key information about its corporate governance practices, including its Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the Audit Committee, the Compensation Committee and the Corporate Governance Committee of the Board of Directors.  The corporate governance page can be found at www.eqt.com, by clicking on the “Corporate Governance” link on the main page or “Investors” and then “Corporate Governance.”  Equitable will provide a copy of its Corporate Governance Guidelines, Code of Business Conduct and Ethics and any of the Board Committee charters upon request by a shareholder to the corporate secretary.   See the caption “How do I contact Equitable’s corporate secretary?” under “Questions and answers about the annual meeting.”

Equitable’s corporate governance policies and practices are compliant with the corporate governance requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission, including:

•	The Board of Directors has adopted clear corporate governance guidelines
•	Nine of the eleven members of the Board are independent of Equitable and its management
•

The Board’s non-management directors meet periodically in executive session, and the Chair of the Corporate Governance Committee has been identified as the presiding director at all such executive sessions

•	All members of each of the key Committees of the Board of Directors - Audit, Compensation and Corporate Governance - are independent of the company and its management

•	Each of the key Committees has a charter that reflects legal requirements and good corporate governance
•	The Board of Directors and each of the key Committees engage in annual self-evaluations
•	The directors of the company are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the company provides funding for such activities
•	Equitable has a Code of Business Conduct and Ethics applicable to all employees and directors of the company
•	The Corporate Governance Committee of the Board of Directors reviews the company’s governance policies and practices periodically and makes recommendations to the Board

Under the company’s majority voting by-law, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election.  If this occurs, the Board of Directors will decide whether to accept the tendered resignation not later than 90 days after the certification of the election.  Any determination by the Board shall be made without the participation of any nominee whose resignation is under consideration with respect to the election.  The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission.

Director Independence

In accord with the company’s Corporate Governance Guidelines, the majority of directors at any time will be independent.  For a director to be considered an “independent director”, the Board must annually determine that he or she has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization which has such a relationship with the company).  To assist it in determining director independence, the Board established guidelines which conform to the independence requirements of the New York Stock Exchange.

The Board will consider all relevant facts and circumstances in making an independence determination.  Under the company’s Corporate Governance Guidelines, a director will not be independent if:

•

Within the last three years the director was employed by the company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the company

•

Within the last three years an immediate family member of the director was employed as an executive officer by the company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the company

•	The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor (in each case “company auditor”)
•	The director is a current employee of a company auditor
•	The director has an immediate family member who is a current employee of a company auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice
•	Within the last three years the director or an immediate family member was (but no longer is) a partner or employee of a company auditor and personally worked on the company’s audit within that time

•

Within the last three years a company executive officer was on the compensation committee of the board of directors of a company which employed the company director as an executive officer, or which employed an immediate family member of the director as an executive officer

•

The director is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues

In assessing the independence of a director, the Board considers the materiality of charitable contributions made by the company to any tax-exempt organization for which the director serves as an executive officer.  During the past three fiscal years, the company has not made, in any single fiscal year, contributions to any tax-exempt organization for which any director serves as an executive officer that exceeded the greater of $1 million, or 2% of such tax-exempt organization’s consolidated gross revenues.

Based on the independence standards set forth in the company’s Corporate Governance Guidelines, the Board of Directors has determined that the following directors have met the above standards and are independent of Equitable and its management:  Drs. Domm and Todd, Mses. Bailey and Jeremiah and Messrs. McConomy, Miles, Rohr, Shapira and Whalen.  Messrs. Gerber and Porges, each of whom is an executive officer of the company, are the only directors who are not independent.

Each member of the Audit Committee is independent under the rules of the Securities and Exchange Commission, and each member of the Compensation and the Corporate Governance Committees is independent under the requirements of the Internal Revenue Code (the “Code”) and the rules of the Securities and Exchange Commission.

In addition to the independence standards set forth in the company’s Corporate Governance Guidelines, the company has established written policies and unwritten practices for reviewing and approving related person transactions, as described under the caption “Certain Relationships and Related Transactions” set forth below.  As part of its practices for reviewing related person transactions, the Board identified categories of transactions in which the direct or indirect interest of a related person is not material because of the nature of the transactions.  Such categories of transactions are described under the caption “Certain Relationships and Related Transactions.”

The ownership of stock in the company by directors is encouraged and is not in itself a basis for a director to be considered as not independent, provided that it may preclude participation on the Audit Committee of the company if the magnitude of such ownership is sufficient to make the director an “affiliated person” of the company as described in the Audit Committee Charter.  See the caption “Equity-Based Compensation” under “Directors’ Compensation” for a description of the stock ownership guidelines the directors established for themselves.

Certain Relationships and Related Transactions

In the ordinary course of business, Equitable Resources may engage in transactions with companies and organizations in which an Equitable Resources director, nominee for director, executive officer, 5% shareholder or immediate family member of any of the forgoing, has an interest.   The company’s Code of Business Conduct and Ethics and related policies require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the director’s or officer’s duties to the company.   Such policies require all directors and

executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.

The Corporate Governance Committee annually reviews related party transactions involving the company and directors in order to determine whether a director had a direct or indirect material interest in the transaction.   In making its assessment, the Committee considers information derived from, among other things, questionnaires that are completed by the company’s directors each year and company accounting records.  All identified transactions are reviewed by the Corporate Governance Committee.

The Board identified the categories of transactions below as to which the direct or indirect interest of a director is not material because of the nature of the transactions:

(1)	contracts for utility service or gas supply entered into on competitive terms(1);
(2)	transactions with banks or other financial service firms for corporate banking services (including loans) entered into on competitive terms(2); and
(3)	contributions by the company not exceeding $250,000 to non-profit entities for which a company director is a director or executive officer.

Utilizing these categories, the Board determined that Mr. Rohr, Mr. Shapira and Ms. Jeremiah did not have a direct or indirect material interest in the transactions that were considered by the Board.

Finally, in matters brought before the Board regarding a contract or transaction involving an entity in which one or more of the company’s directors or officers have a financial or other interest, the company follows Section 1728 of the Pennsylvania Business Corporation Law (regarding interested directors or others) and the affected director typically abstains from the decision-making process.

Compensation Committee Interlocks and Insider Participation

During all or part of 2007, Drs. Domm and Todd and Messrs. McConomy and Rohr served as members of the Compensation Committee.  None of the members of the Compensation Committee is a current or former officer or employee of the company or had any relationship with the company requiring disclosure.  In addition, none of the company’s directors is an executive officer of another entity, at which one of the company’s executive officers serves as a director.

(1)

In 2007, PNC Financial Services Group, Inc. where Mr. Rohr is Chairman and Chief Executive Officer, Giant Eagle, Inc. where Mr. Shapira is Chairman, Chief Executive Officer and President, and Alcoa, Inc. where Ms. Jeremiah is Executive Vice President, all purchased utility service and gas supply from the company on competitive terms.

(2)

In 2007, PNC Financial Services Group, Inc. where Mr. Rohr is Chairman and Chief Executive Officer, furnished corporate banking services (including participation in the company’s revolving credit facility as part of a 16 member syndicated bank group) to the company on competitive terms.

DIRECTORS’ COMPENSATION

The Corporate Governance Committee of the Board of Directors discharges the Board’s responsibilities relating to compensation of directors.  Compensation of directors is reviewed by the Corporate Governance Committee annually at its April meeting and is approved by the Board.  No compensation is paid to employee directors for their service as directors.

The Corporate Governance Committee has engaged Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), an external human resources consulting firm, to conduct an annual review of the total compensation for outside directors.  Specifically, retainer fees, meeting fees, stock-based long-term incentives and insurance were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of 30 energy companies (consisting of Vectren Corp. and the 29 companies constituting the Long Term Peer Group (as defined under the caption “Peer Groups Define Competitive Levels of Performance” under “Executive Compensation”)), and 20 general industry companies of comparable revenue and equity capitalization size (consisting of Toll Brothers Inc.,  Sovereign Bancorp Inc., Teleflex Inc., Harsco Inc., Airgas Inc., Analog Devices Inc., Pep Boys-Manny Moe & Jack (The), Bausch & Lomb Inc., FMC Corp., Cabot Corp., Hercules Inc., Ann Taylor Stores Corp., Iron Mountain Inc.,  Dow Jones and Co. Inc., Ametek Inc., Carpenter Technology Corp., Erie Indemnity Company, Covance Inc., Tektronix Inc., and Reynolds and Reynolds Co.).  Set forth below is a description of the 2007 compensation of the company’s non-employee directors.

Cash Compensation

•	An annual cash retainer of $30,000 is paid on a quarterly basis.
•

The cash meeting fee is $1,500 for each Board and committee meeting attended in person. If a director participates in a meeting by telephone, the meeting fee is $750. An additional $500 is paid to each committee chair ($1,500 for the Audit Committee Chair) for each meeting of his or her committee that the chair attends.

Equity-Based Compensation

•

In 2003, the company began granting to each director stock units that vested upon award and that are payable on a deferred basis under the directors’ deferred compensation plans.  In 2007, a grant of 1,730 deferred stock units was awarded to each non-employee director.  The deferred stock units are awarded by the Board annually at the April Board meeting upon the recommendation of the Corporate Governance Committee.  Each deferred stock unit is equal in value to one share of company common stock, but does not have voting rights.  Dividends are credited quarterly in the form of additional stock units.  The value of the stock units will be paid in cash on the earlier of the director’s death or termination of service as a director.

•

The non-employee directors are subject to stock ownership guidelines which require them to hold shares (or share equivalents, including deferred stock units) with a value equal to at least two times the annual cash retainer.  Under the guidelines, directors have up to two years to acquire a sufficient number of shares (or share equivalents, including deferred stock units) to meet this requirement.  All of the company’s non-employee directors meet this share ownership requirement.

Deferred Compensation

•	The company has a deferred compensation plan for non-employee directors. In addition to the automatic deferral of stock units awarded, non-employee directors may elect to defer up to 100% of their annual retainer and fees into the 2005 Directors’ Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in company stock or permitted mutual funds.  Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal installments.  Distributions commence following termination of service as a director.  The directors’ deferred compensation accounts are unsecured obligations of the company.  The company has taken steps to provide that the 2005 Directors’ Deferred Compensation Plan is operated in compliance with Section 409A of the Code and intends to meet documentary requirements by the relevant compliance deadline. Ms. Jeremiah, Mr. Miles and Mr. Whalen deferred fees under the plan in 2007, and they and other directors have participated in prior years.  The pre-existing Directors’ Deferred Compensation Plan continues to operate for the sole purpose of administering amounts vested under the plan on or prior to December 31, 2004.

Other

•

To further the company’s support for charitable giving, all directors are eligible to participate in the Matching Gifts Program of the Equitable Resources Foundation, Inc. (the “Equitable Foundation”) on the same terms as company employees.  Under this program, the Equitable Foundation will match gifts of at least $100 made by the director to eligible charities, up to an aggregate total of $10,000 in any calendar year.

•

Non-employee directors who joined the Board prior to May 25, 1999 may designate a civic, charitable or educational organization as beneficiary of a $500,000 gift funded by a life insurance policy purchased by Equitable Resources.  The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the company.

•

The company reimburses directors for their travel and related expenses in connection with attending Board meetings and Board-related activities.  The company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for the company.

The table below shows the total 2007 compensation of the company’s non-employee directors:

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION	TOTAL
	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($)
Ms. Bailey	51,750	139,960	-	-	-	4,839	196,549
Dr. Domm	51,250	206,233	-	-	-	9,903	267,386
Ms. Jeremiah	53,250	206,233	-	-	-	9,903	269,386
Mr. McConomy	51,000	206,233	-	-	-	9,903	267,136
Mr. Miles	50,500	206,233	-	-	-	9,903	266,636
Mr. Rohr	48,750	206,233	-	-	-	23,757	278,740
Mr. Shapira	48,750	206,233	-	-	-	42,629	297,612
Dr. Todd	48,750	172,740	-	-	-	7,344	228,834
Mr. Whalen	62,250	172,740	-	-	-	7,344	242,334

(1)	Includes cash retainer, meeting fees and committee chair fees, some of which have been deferred at the election of the director.

(2)

The company accounts for the deferred stock unit awards as a “liability” award under Statements of Financial Accounting Standards No. 123R (“SFAS No. 123R”). This column sets forth the aggregate compensation expense recognized for financial statement reporting purposes in 2007, calculated in accordance with SFAS No. 123R. Compensation includes both the grant date fair value of the 1,730 deferred stock units awarded to each Director in April 2007, and expense recognized upon remeasurement of the fair value of all outstanding deferred stock units, based on the closing price of the company’s stock as of December 31, 2007. The grant date fair value of the 1,730 deferred stock units granted to each director in 2007 was $86,292. The aggregate number of deferred stock units held at December 31, 2007 was: Ms. Bailey – 5,944; Dr. Domm – 11,760; Ms. Jeremiah – 11,760; Mr. McConomy – 11,760; Mr. Miles – 11,760; Mr. Rohr – 11,760; Mr. Shapira – 11,760; Dr. Todd – 8,820; and Mr. Whalen – 8,820.

(3)

No amounts were expensed in 2007 in connection with stock option awards. The company has not issued stock options to non-employee directors since 2002 and all outstanding options were fully vested at January 1, 2006. The aggregate number of stock options granted in prior years and remaining outstanding at December 31, 2007 was: Mr. Miles –  4,700; Mr. Rohr – 30,400; and Mr. Shapira – 66,400.

(4)	Non-employee directors do not receive a bonus or non-equity incentive plan compensation.

(5)

The company does not have a pension plan for non-employee directors. Under the 2005 Directors’ Deferred Compensation Plan and the Directors’ Deferred Compensation Plan, directors receive an investment return on their deferred funds as if the funds were invested in company stock or permitted mutual funds. Neither deferred compensation plan for directors provides for above-market or preferential earnings on compensation.

(6)

Includes dividends accrued on deferred stock units and annual premiums of $43 per director paid for personal life insurance policies. This column also includes the following amounts of premiums paid under the company’s charitable life insurance program: $13,854 for Mr. Rohr and $32,726 for Mr. Shapira.

STOCK OWNERSHIP AND PERFORMANCE

Significant Shareholder

The following shareholder reported to the Securities and Exchange Commission that he owned more than 5% of the company’s common stock:

NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
George P. Sakellaris	6,457,792(1)	5.3%
64 Brunswick Street
Quincy, MA 02171

(1)

Information based on a Securities and Exchange Commission Schedule 13G filed on February 24, 2006, reporting that George P. Sakellaris has sole voting power over 6,057,792 shares, shared voting power over 320,000 shares, sole dispositive power over 6,057,792 shares and shared dispositive power over 320,000 shares.  Mr. Sakellaris also reported beneficial ownership of 80,000 shares held in a trust for the benefit of, among others, his children.

Stock Ownership of Directors and Executive Officers

The following table sets forth the number of shares of Equitable Resources common stock beneficially owned by directors and named executive officers and all directors and executive officers as a group as of January 31, 2008, including shares they had the right to acquire within 60 days after January 31, 2008.  The directors and named executive officers have sole investment and voting power unless otherwise noted.

NAME	EXERCISABLE STOCK OPTIONS	NUMBER OF SHARES BENEFICIALLY OWNED		RESTRICTED STOCK	DEFERRED SHARE EQUIVALENT UNITS	PERCENT OF CLASS
	(1)	(2)		(3)	(4)	(5)
Murry S. Gerber Chairman and Chief Executive Officer	475,000	1,013,364	(6)	13,046	0	1.22
David L. Porges President, Chief Operating Officer and Director	341,000	379,495		1,980	0	*
Vicky A. Bailey Director	0	0		0	5,944	*
Phyllis A. Domm Director	0	9,964		0	20,929	*
Barbara S. Jeremiah Director	0	2,000		0	19,927	*
Thomas A. McConomy (7) Director	0	61,431		0	35,795	*
George L. Miles, Jr. Director	4,700	4,695		0	16,740	*
James E. Rohr Director	30,400	4,706		0	20,929	*
David S. Shapira (8) Director	66,400	14,300		0	41,494	*
Lee T. Todd, Jr. Director	0	1,200		0	8,820	*
James W. Whalen Director	0	0		0	10,053	*
Philip P. Conti Senior Vice President and Chief Financial Officer	0	66,517		9,323	0	*
Randall L. Crawford Senior Vice President	0	38,457		4,144	0	*
Joseph E. O’Brien Senior Vice President	0	50,229		9,323	0	*
Johanna G. O’Loughlin Senior Vice President, General Counsel and Secretary	0	83,458		0	0	*
Directors and executive officers as a group (20 individuals)	1,106,385	1,853,754		48,257	180,631	2.42

*	Indicates ownership or aggregate voting percentage of less than 1%.

(1)

This column reflects the number of shares of Equitable Resources common stock that the officers and directors had a right to acquire within 60 days after January 31, 2008 through exercise of stock options.

(2)

This column reflects shares held of record and shares beneficially owned through a bank, broker or other nominee. It also includes, for executive officers, shares beneficially owned through the Employee Savings Plan and the Employee Stock Purchase Plan.

(3)	This column reflects the unvested portion of time-vested restricted stock awards and dividends accrued in the form of additional restricted shares.

(4)

This column lists the number of shares and share units held in the directors’ deferred compensation plans, which shares and share units include (1) the deferred stock units identified in footnote (2) to the Directors’ compensation chart on page 19 above and (2) the deferred shares held by directors resulting from the curtailment in 1999 of the directors’ retirement plan and shares acquired in connection with the deferral of director fees, as follows: Dr. Domm – 9,169; Ms. Jeremiah – 8,167; Mr. McConomy – 24,035; Mr. Miles – 4,980; Mr. Rohr – 9,169; Mr. Shapira – 29,734; and Mr. Whalen 1,233.

(5)

This column reflects the sum of the individual’s (or individuals’) shares beneficially owned plus stock options exercisable within 60 days of January 31, 2008 as a percent of the sum of the company’s outstanding shares at January 31, 2008 plus all options exercisable within 60 days of January 31, 2008. This calculation excludes all restricted stock and deferred share equivalent units.

(6)	918,037 shares are held in an investment account that is pledged as security for a temporary construction loan not to exceed $4.0 million.

(7)	Shares beneficially owned include 3,000 shares held jointly with spouse, as to which voting power and investment power are shared.

(8)	Shares beneficially owned include 6,300 shares that are held in a trust of which Mr. Shapira is a co-trustee and in which he has a beneficial interest and voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and all persons who beneficially own more than 10% of Equitable Resources’ common stock file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission.  As a practical matter, the company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Based solely upon the company’s review of copies of filings or written representations from the reporting persons, the company believes that all reports for the company’s executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis contains statements regarding future company performance targets and goals.  These targets and goals are disclosed in the limited context of Equitable’s compensation programs and should not be understood to be statements of management’s expectations or estimates of future company results or other guidance.  Equitable specifically cautions investors not to apply these statements to other contexts.

Compensation Discussion and Analysis

Compensation Philosophy

•                  Compensation Is Designed to Achieve the Company’s Objectives

The objectives of Equitable’s compensation programs are to attract, motivate and retain highly-talented executives who can ensure that the company is able to safely, efficiently and profitably produce, transport and deliver natural gas products and energy services to wholesale and retail customers.  The company seeks executives who are willing to trade off guaranteed compensation for the opportunity presented by at-risk compensation that depends on achieving challenging performance objectives.  To that end, the Compensation Committee designed a compensation package that establishes target compensation at the median level for similar positions at comparable companies.  To create the necessary performance incentive, the compensation programs provide not only for increased pay as a reward for above-median performance but also for below-median pay for sub-par performance.  Stated differently, the programs are structured to require a commitment to performance because pay at the market median is not guaranteed.

•                  Compensation Is Related to Performance and Is Aligned with the Company’s Strategic Plan

The total compensation package of each named executive officer is weighted in favor of at-risk compensation through both annual and long-term performance-based incentive pay.  Each of these programs links payout to the company’s performance on specific pre-established, objective performance measures.

The 2007 compensation referenced in the Summary Compensation Table for each named executive officer reflects the company’s commitment to performance-based pay.  The amount of the total salary and incentive pay at risk against performance objectives for the named executive officers of the company in 2007 ranged from 82% to 94%.

			INCENTIVE COMPENSATION
NAME	SALARY ($ ) (1)	% OF COMPENSATION FIXED	ANNUAL ($ ) (2)	LONG-TERM ($ ) (3)	% OF COMPENSATION AT RISK
Murry S. Gerber	624,996	6	1,000,000	9,075,715	94
David L. Porges	425,000	6	725,000	5,994,000	94
Philip P. Conti	285,000	17	285,000	1,078,920	83
Randall L. Crawford	285,000	16	300,000	1,228,770	84
Joseph E. O’Brien	285,000	17	285,000	1,078,920	83
Johanna G. O’Loughlin	270,000	18	175,000	1,078,920	82

(1)  This column reflects each named executive officer’s base salary as of December 31, 2007, which, because of adjustments during 2007, may be different from amounts reflected in the “Salary” column of the Summary Compensation Table.

(2)  This column reflects each named executive officer’s annual incentive compensation for 2007, which is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)  This column reflects an assumed payout of the 2005 Executive Performance Incentive Program (the “2005 EPIP”) and the value of restricted share awards granted in 2007, as of December 31, 2007.  This column assumes that the 2005 EPIP payout equals the target share award multiplied by a 2.25 performance multiple, the assumed future payout for the program on December 31, 2008.  Resulting shares are multiplied by $53.28 which was the closing price of the company’s common stock on December 31, 2007.  The final number is then divided by four to calculate the annual value of the total award which covers the period January 1, 2005 to December 31, 2008.  Mr. Gerber was awarded three-year cliff vested restricted shares in 2007, which was multiplied by $53.28 and divided by three to determine the annual value of the three-year award.  The amounts in this column do not, and are not intended to, reflect the SFAS No. 123R expense for the awards described.  The SFAS No. 123R expense for the year ended December 31, 2007 is set forth in the “Stock Awards” column of the Summary Compensation Table.

The Compensation Committee aligns its executive compensation decisions with the strategic plan for the company.  The company’s strategic plan for recent years has focused on superior earnings per share growth and industry-leading return on total capital, with an added emphasis in 2007 on growth value drivers-each of which is a performance measure under the company’s incentive plans.

•                  Total Compensation Should Be Competitive

The company competes for executive talent with companies in the energy industry as well as with those in general industry; accordingly, the Compensation Committee structures a total compensation package that compares favorably but does not offer above-market pay except for outstanding performance when objectives have been met.  The Compensation Committee annually benchmarks each element of total direct compensation (which includes base salary and annual and long-term incentives) and the mix of compensation (cash versus equity) against the applicable comparator group.  The company targets each element of compensation at the 50th percentile for median performance in order to remain competitive for executive talent.  However, executives have an opportunity, through annual and long-term incentives, to earn more based on higher levels of performance.  Pay at the market median is not assured unless performance is also at the median.

•                  Incentive Compensation Balances Short- and Long-Term Performance

The compensation programs are designed to maintain a balance between rewarding the achievement of strong short-term or annual results and ensuring the company’s long-term growth and success.  To this end, a mix of both annual and longer-term incentives is provided and allocated in a manner generally consistent with the applicable comparator group of companies.  Participation in both the short-term and long-term incentive programs increases at higher levels of responsibility as executives in these leadership roles have the greatest influence on the company’s strategic direction and results over time.  The company has chosen to pay both short- and long-term performance compensation, as well as a level of annual base salary necessary to maintain market competitiveness.

•                  Peer Groups Define Competitive Levels of Performance

The company looks to the performance of peer groups in measuring short-term and long-term performance.  The peer group for the short-term incentive plans (the “Short-Term Peer Group”) is reviewed with Towers Perrin annually for appropriateness, and the peer group for the long-term incentive plan (the “Long-Term Peer Group”) is reviewed with Towers Perrin for appropriateness in connection with the establishment of each program cycle.

For the 2007-Short Term Peer Group, the company chose a group of 11 similarly-sized, diversified energy companies which resemble the company in terms of business mix.  The companies in this peer group are:

CMS Energy Corporation	OGE Energy Corporation
Energen Corporation	ONEOK, Inc.
Keyspan Corporation	Peoples Energy Corporation
Kinder Morgan, Inc.	Questar Corporation
National Fuel Gas Company	Southwestern Energy Company
NiSource Inc.

The Long-Term Peer Group was selected by the Compensation Committee in 2005 with the adoption of the 2005 EPIP.  Because the time horizon for the 2005 EPIP extended over four years, the Compensation Committee believed it important for the Long-Term Peer Group to include companies with significant participation in one or more of the company’s lines of business, in addition to companies having a similar business mix profile.  The 29 companies in this group were chosen for their involvement in one or more of the following areas:  natural gas exploration and production, transmission and distribution.  This peer group was believed to be representative of the alternatives that shareholders have when deciding to invest in a diversified natural gas company.  The companies in this peer group include the Short-Term Peer Group together with the following:

AGL Resources Inc.	Northwest Natural Gas Company
Atmos Energy Corporation	Piedmont Natural Gas Company, Inc.
Cascade Natural Gas Company	Sempra Energy
Dynegy Inc.	Southern Union Company
El Paso Corporation	Southwest Gas Corporation
The Laclede Group, Inc.	UGI Corporation
MDU Resources, Inc.	Westar Energy, Inc.
New Jersey Resources Corporation	WGL Holdings, Inc.
NICOR, Inc.	The Williams Companies, Inc.

During 2007, four members of the company’s peer groups completed significant transactions which resulted in those companies merging out of existence or going private.  Those companies, a summary of the significant transactions, and the impact of the transactions on the 2007 annual incentive and the 2005 EPIP are as follows:

Company	Transaction	Effect upon Short- Term Plan (1)	Effect upon Long-Term Plan (2)
Cascade Natural Gas Company (“Cascade”)	Cascade was acquired by MDU Resources Group, Inc. Shareholders of Cascade received $26.50 per share.	Not applicable	$26.50 per share will be the final value for this peer group member
Keyspan Corporation (“Keyspan”)	Keyspan was acquired by National Grid plc. Shareholders of Keyspan received $42 per share.	Performance through last reported date (6/30/07) annualized	$42 per share will be the final value for this peer group member
Kinder Morgan, Inc. (“Kinder Morgan”)	Kinder Morgan ceased to be a public company. Shareholders of Kinder Morgan received $107.50 per share.	Performance through last reported date (5/31/07) annualized	$ 107.50 per share will be the final value for this peer group member
Peoples Energy Corporation (“Peoples”)	Peoples was acquired by Integrys Energy Group, Inc. Shareholders of Peoples received .825 shares of common stock of Integrys Energy Group, Inc.	Performance of Integrys factored at 82.5%	Each share of Peoples continues in the peer group as .825 shares of Integrys

(1)             Compensation Committee discretion.

(2)             As required by the 2005 EPIP.

•                  Compensation Should Be Tax Deductible to the Extent Possible

The Compensation Committee has considered the impact of the applicable tax laws with respect to compensation paid under the company’s plans, arrangements and agreements.  Section 162(m) of the Code disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1 million paid to any covered employee.  The covered employees are the principal executive officer(s) and the three most highly-compensated officers other than the principal executive officer(s) and the principal financial officer(s).  An exception to the deduction limit is provided under the Code for performance-based compensation paid pursuant to shareholder-approved plans that meet certain criteria.

The 1999 Long-Term Incentive Plan, as amended and approved by the shareholders in 2004 (“1999 LTIP”), provides for award opportunities that are designed to qualify as performance-based compensation under Section 162(m) of the Code.  More specifically, awards under the company’s primary long-term incentive program for executives, the 2005 EPIP, are anticipated to be deductible up to the amount of the individual award cap established in the 1999 LTIP.

In addition, the shareholders approved the continuation of the Executive STIP in April 2006, which permits the payment of annual incentive awards that are designed to be deductible performance-based compensation under Section 162(m) of the Code, subject to the individual award cap under the Executive STIP.

Although the Compensation Committee has generally attempted to structure compensation to preserve deductibility, it also believes that there are circumstances where the company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.  For example, the company has the ability to grant restricted shares under the 1999 LTIP that are not designed to qualify as performance-based compensation under the Code.  In 2007, approximately $5.2 million of the compensation paid to the named executive officers was not tax deductible mainly as a result of the vesting of restricted shares during the year.  This resulted in a foregone federal tax deduction of approximately $1.8 million.

•                  Executives Are Encouraged to Own Stock

The company established stock ownership guidelines in 1995.  Consistent with the goal of driving long-term value creation for shareholders, the guidelines require significant executive stock ownership.  The company believes that the company’s stock ownership guidelines exceed the stock ownership guidelines of both comparator groups described below.  As of December 31, 2007, the named executive officers met the stock ownership guidelines, as set forth below:

NAME	STOCK OWNERSHIP GUIDELINES	NUMBER OF SHARES REQUIRED BY OWNERSHIP GUIDELINES	NUMBER OF QUALIFYING SHARES OWNED
Murry S. Gerber	Eight times base salary	93,843	1,022,400
David L. Porges	Eight times base salary	63,814	379,495
Philip P. Conti	Four times base salary	21,396	75,840
Randall L. Crawford	Four times base salary	21,396	42,601
Joseph E. O’Brien	Four times base salary	21,396	59,552
Johanna G. O’Loughlin	Four times base salary	20,270	83,458

Qualifying shareholdings include stock owned directly, shares held in the company’s 401(k) or employee stock purchase plans, and time-based restricted stock.  As long as an executive maintains qualifying shareholdings in excess of the applicable guideline, he or she may sell shares or exercise options for cash by selling shares.  An executive’s failure to meet the stock ownership guidelines may influence an executive’s mix of cash and non-cash compensation.  After a transition period for new executives, compliance with the guidelines is mandatory.  Executives are not permitted to hedge their shares or otherwise invest in company stock derivatives.

Stock options and 2005 EPIP awards are not qualifying shareholdings for the purposes of the stock ownership guidelines.  However, these equity interests provide the named executive officers with significant additional exposure to the value of the company’s stock.

Making Executive Compensation Decisions

•                  Determining Target Total Direct Compensation

In the first quarter of each year, the Compensation Committee establishes the target total direct compensation for executive officers by establishing base salaries, setting the incentive targets, determining equity award grants and, if appropriate, modifying perquisites.  When establishing target total direct compensation (base salary plus annual and long-term incentive) for each executive officer, the Compensation Committee considers:

•                                          market median target total direct compensation information compiled by Towers Perrin for the applicable comparator group of companies;

•                                          current compensation information; and

•                                          Mr. Gerber’s compensation recommendations.

Assuming good prior year performance by an executive officer, the predominant factor in determining target total direct compensation is the market median target total direct compensation for the applicable comparator group.  In 2007 and historically, the target total direct compensation for Mr. Gerber who served as the Chairman and Chief Executive Officer and Mr. Porges who served as the President and

Chief Operating Officer was determined by reference to the market median total direct compensation paid to their peers in two comparison markets:

•                                          the energy companies that form the Long-Term Peer Group as reported in the proxies of each company;  and

•                                          the 114 general industry companies that form the Towers Perrin US CDB General Industry Executive Database with Global Corporate Revenue between $1 billion and $3 billion and are identified in Appendix A to this proxy statement.

In 2007 and historically, the target total direct compensation for the remaining named executive officers was determined by reference to the Towers Perrin general industry salary survey data described above.  General industry companies are used because the company’s competitors for executive talent are not limited to the energy industry and for certain of these positions skills from varied backgrounds may be desirable.  The comparator group for the Chairman and Chief Executive Officer and the President and Chief Operating Officer contains an industry focus due to the importance of experience in selecting and retaining individuals for those positions.

In considering the amount and type of each component of compensation, the Committee considers the effect on all other elements to maintain target total direct compensation at the market median for the applicable comparator group.  An individual’s actual target, and the allocation between cash and equity, may be adjusted up or down when other compensation components do not reflect the market median.  Compensation previously earned by the named executive officers, however, does not typically affect the Compensation Committee’s compensation decisions. This reflects the Compensation Committee’s view that an executive’s compensation level should reflect the market value of his or her services. The Compensation Committee further believes that reducing an executive’s compensation based on the value of past compensation would weaken the competitiveness of the company’s compensation programs and the incentive to achieve superior performance in the future and make it more difficult to attract, motivate and retain executive talent.

In 2007, the compensation of Messrs. Gerber and Porges substantially exceeded the compensation of the other named executive officers. This differential is consistent with, and largely driven by pay differentials reflected in the applicable comparator group.  Although Mr. Crawford lead the Equitable Utilities segment which accounted for approximately 36% of the company’s net operating revenues in 2007, his total direct compensation approximates that of Mr. O’Brien, who lead the Equitable Supply segment which accounted for approximately 64% of the company’s net operating revenues in 2007, because of Mr. Crawford’s contributions to the gathering operations of the Equitable Supply segment.

•                  Tally Sheets

Annually the Compensation Committee is provided with a tally sheet for each executive officer designed to provide the Compensation Committee with a full picture of the executive’s compensation history as well as of all compensation payable upon his or her termination of employment and upon a change of control.  Each tally sheet sets forth:

•                                          current base salary, annual incentive target, long-term incentive target and perquisites;

•                                          a five-year history of base salary, annual incentive targets and awards and perquisites; and

•                                          a complete history since hire date of long-term incentive awards, including realized gains as well as potential gains on unexercised or unvested awards.

The tally sheets also reflect the value of compensation due to each named executive officer under certain termination scenarios, including:

•                                          termination of the executive by the company with and without cause, as defined in any applicable employment agreement or policy;

•                                          termination by the executive for good reason, as defined in the applicable agreement;

•                                          termination by the executive for other than good reason, including retirement; and

•                                          termination of the executive following a change of control.

With regard to each scenario the tally sheets include:

•                                          the cash amounts payable to the executive, including outplacement and other payments;

•                                          the cost of benefits continuation;

•                                          the value of all equity awards, including the acceleration of unvested equity awards and the value of forfeited awards;

•                                          the value of any excise or income tax gross-up;

•                                          retirement benefits; and

•                                          any other compensation payable to the executive upon termination.

•                  Equity Grant Processes

The Compensation Committee typically makes equity grants at regularly scheduled meetings set in excess of one year in advance of the grant date.  The Committee does not coordinate the timing of equity grants with the release of material non-public information.  If in possession of such information, the Compensation Committee does not take such information into account when determining whether or in what amounts to make such grants.  The Company has not granted options since 2003.  Restricted shares and performance units awarded by the Committee vest multiple years after grant and, accordingly, the value received by the employee reflects the publication of any information available to the Committee at the time of grant.

The Compensation Committee has not delegated its authority to award equity to any executive officer.  The Compensation Committee has delegated to Mr. Gerber the authority to grant a limited number of restricted shares to non-officers under the following circumstances:

•                                          to newly hired or recently promoted employees on the condition that the value of the individual award not exceed the  50th percentile of market; and

•                                          to other employees in recognition of service on the conditions that no award exceed 1,000 shares or be made to a participant in the 2005 EPIP.

All such awards must be made on standard terms approved by the Compensation Committee and are reported to the Compensation Committee for informational purposes at its next meeting.  Mr. Gerber authorizes restricted stock grants on an as needed basis and does not coordinate the timing of such grants with the release of material non-public information.  If in possession of such information, Mr. Gerber does not take such information into account when determining whether or in what amount to make such grants.

•                  Role of the Compensation Consultant

The Compensation Committee has the authority to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.  Towers

Perrin was hired by the Compensation Committee to provide market data and counsel regarding executive officer compensation programs and practices, including specifically:

•                                          comparator group benchmarking;

•                                          peer group identification and assessment;

•                                          advice and market insight as to the form of and performance measures for annual and long-term incentives; and

•                                          marketplace compensation trends in the company’s industry and generally.

Towers Perrin does not make recommendations on, or approve, the amount of compensation for any executive officer.  The Compensation Committee may request information or advice directly from Towers Perrin and may direct the company to provide information to Towers Perrin.  Towers Perrin regularly interacts with representatives of the company’s human resources department and periodically with the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Senior Vice President, General Counsel and Corporate Secretary.

Towers Perrin also provides limited middle and senior management compensation benchmarking to the company and director compensation services to the Corporate Governance Committee of the Board, including benchmarking and trend identification.  Of the total compensation paid to Towers Perrin in 2007, 85% related to its work for the Compensation Committee and the Corporate Governance Committee.

Components of the Company’s Compensation Program

The following describes each element of the company’s executive compensation arrangements, how the amount of each element is determined and how each element, and the company’s decisions with respect to it, fits into the company’s overall compensation objectives and affects decisions regarding other elements.  The eight components are:  base salary, annual incentives, long-term incentives, special equity grants, health and welfare benefits, retirement programs, perquisites and agreements.

•                  Base Salary

Base salary for each named executive officer is established based on the scope of his or her responsibilities and experience, taking into account competitive market compensation paid by the comparator group for similar positions.  Generally, because the Compensation Committee favors pay-for-performance, base salary levels are capped at the 50th percentile of the applicable comparator group.  Base salaries and new survey data are reviewed by the Compensation Committee annually and adjustments to executive officer salaries are considered:

•                                          when the survey data demonstrates a deviation from the market;

•                                          to recognize outstanding individual performance; or

•                                          to recognize an increase in responsibilities over the prior year.

Even when one of the above circumstances exists, a salary adjustment is not automatic.

In 2007, the base salaries of Messrs. Porges, Conti, Crawford and O’Brien were increased to move closer to the market median for their respective positions.  In January 2008, Mr. Conti’s base was further increased from $285,000 to $325,000 based on market movements for his position, and Mr. Crawford’s base was further increased from $285,000 to $325,000 in recognition of his promotion to President of the company’s new Equitable Midstream and Equitable Distribution segments.  Mr. Crawford was previously the President of the Equitable Utilities segment.

•      Annual Incentives

Before or at the start of each year, the Compensation Committee approves:

•                                          the target annual incentive award for each executive officer.  These target awards are expressed as a percentage of base salary and, consistent with the Compensation Committee’s philosophy, generally set at the 50th percentile of the applicable comparator group of companies.  For 2007, the Compensation Committee approved target incentive awards as follows:  Mr. Gerber, 100%; Mr. Porges, 80%; Messrs. Conti, Crawford and O’Brien and Ms. O’Loughlin, each 50%;

•                                          the performance measure for determining maximum awards under the Executive STIP;

•                                          the sum of the incentive targets for employees (the “incentive pools”); and

•                                          the performance measures to be applied in determining the actual incentive awards, and the weighting for each performance measure.

After the end of each year, the Compensation Committee:

•                                          certifies the level at which the Executive STIP performance measure was satisfied;

•                                          reviews the calculation of the incentive pools, approves the amount of the incentive pools and determines whether, and the extent to which to exercise its downward discretion; and

•                                          approves the amount of incentive award payable to each executive officer.

The incentive pools are calculated at levels lower than the maximum awards available under the Executive STIP.  The Committee uses the incentive pools as a basis to exercise its negative discretion with respect to actual incentive awards payable.

The 2007 headquarters incentive pool payout multiple depended upon actual performance on, and weighting of, each performance measure, as follows:

ROTC(1) COMPARED TO THE SHORT-TERM PEER GROUP WEIGHTING: 20%		EPS COMPARED TO BUSINESS PLAN WEIGHTING: 50%		GROWTH VALUE DRIVER PERFORMANCE WEIGHTING: 30%
Performance	Payout Multiple	Performance	Payout Multiple	Performance	Payout Multiple

Median	0.50X	5% below plan	0.50X	N/A	N/A

Second Quartile (Target)	1.00X	Plan (Target)	1.00X	Met (Target)	1.00X

First Quartile(2)	2.00X	More than 10% above plan(2)	2.00X	Exceeds	2.00X

(1)  ROTC is calculated as follows:

Net Income+ (Interest x (1 – Effective Tax Rate))

(Debt + Book Equity – Cash)

Net Income is calculated for the first three quarters and then annualized. Debt (long-term and short-term), book equity (shareholders equity less other comprehensive income) and cash are the average of the quarter end amounts for the four quarters ending September 30, 2007. The failure to achieve a minimum ROTC of 8% may result in a reduction of the incentive pools by up to 25%, as determined by the Compensation Committee in its sole discretion.

(2) The Compensation Committee may in its discretion increase the payout multiple for best in class performance in relative ROTC and EPS compared to plan.

The Compensation Committee selected the performance measures for the following reasons:  Return on total capital (“ROTC”) is an important measure of the success of the company’s investment decisions.  Earnings per diluted share (“EPS”) growth drives behavior consistent with the shareholder’s interests, and the company’s business plan embodies the goals and priorities of the company.  The growth value drivers were identified as the critical steps to achieving the company’s strategic initiatives.

In 2007, the Company:

•                                          had ROTC of approximately 16%, placing it in the top quartile among the Short-Term Peer Group for relative ROTC (for a payout multiple of 2.00X);

•                                          had EPS of $2.10 per share which was approximately 20% in excess of plan (for a payout multiple of 2.00X);

•                                          met the growth value drivers (for a payout multiple of 1.00X).  The Compensation Committee viewed as most significant the company’s success in developing plans to accelerate drilling development of its Appalachian acreage and to improve transportation of gas to market.  These plans are evidenced by, among other things, the previously announced 2008 forecasted capital commitments budget of $1.2 billion, largely related to well development and midstream infrastructure.  In addition, the Committee was satisfied with the company’s commercial strategy, plan to improve Equitable Gas Company’s customer service, external affairs strategy, expanded diversity efforts and corporate structure review.

In applying the multipliers to the weightings above for each performance measure, the 2007 headquarters incentive pool was determined to be 1.70X of the target pool.  The incentive funding for Messrs. Gerber, Porges, and Conti and Ms. O’Loughlin is based 100% on the headquarters incentive pool.  The incentive funding for Messrs. Crawford and O’Brien is based 80% on the headquarters incentive pool described above and 20% on the incentive pool for their business segments, Equitable Utilities and Equitable Supply, respectively, each of which had a payout of 1.30X.

The maximum awards under the Executive STIP assume superior performance levels by executive officers.  Accordingly, the Committee also considers the following as a basis for exercising negative discretion in determining the actual incentive award for each executive officer:

•                                          a report by the Corporate Governance Committee regarding Mr. Gerber’s performance.  Mr. Gerber provides a self assessment to the Corporate Governance Committee, which then meets in executive session without any company officer present to evaluate his performance.  The meeting is also attended by the Chair of the Compensation Committee who reports the results of the evaluation to the Compensation Committee at the time officer compensation is approved; and

•                                          a report by Mr. Gerber, prepared in consultation with Mr. Porges, regarding the performance of each other executive officer.

The Committee considered each executive officer’s contribution to the development and execution of the company’s growth value drivers and longer term initiatives and the development of their respective management teams.  In addition, the Committee assessed Mr. Gerber’s overall leadership, ongoing effective succession planning and communications with analysts and shareholders.

The performance measure adopted by the Compensation Committee under the Executive STIP establishes the maximum amount of annual incentive awards that the Committee may approve as “performance-based compensation” for tax purposes pursuant to Section 162(m) subject to the shareholder approved individual limit set forth in the Executive STIP, and does not necessarily set an expectation for the amount of annual incentive that will actually be paid.  The Compensation Committee is permitted to exercise, and has historically exercised, its discretion downward in determining the actual payout under the annual incentive plan.  The Committee may not exercise upward discretion.  The 2007 performance measure approved for the Executive STIP was EPS compared to the company’s business plan as follows:

EPS COMPARED TO BUSINESS PLAN	MAXIMUM MULTIPLE OF PARTICIPANT BASE SALARY
10% in excess of plan	3.00X
5% in excess of plan	2.50X
Plan	2.00X
5% below plan	0.50X
10% below plan	0.00X

EPS compared to the business plan was selected because EPS growth drives behavior consistent with the shareholder’s interests and the company’s business plan embodies the goals and priorities of the company.

Based on 2007 EPS, each executive officer’s award under the Executive STIP was three times his or her base salary.  The Committee exercised downward discretion based upon consideration of the size of the actual incentive pool compared to the size of the target pool and then made adjustments to reflect each executive officer’s performance review.  See the Summary Compensation Table column entitled “Non Equity Incentive Plan Compensation” for the annual incentive plan payout made to each named executive officer for 2007.

The Executive STIP provides that the annual awards will be paid in cash, subject to Committee discretion to pay in equity in the event an executive officer has not met his or her stock ownership guidelines.

Annual incentive expense is accrued during the year in which it is earned and is therefore deducted from the financial results prior to calculation of the performance measures used to determine the awards.  Accordingly, the program is self-funding because performance objectives must be overachieved to compensate for the performance plan expense.

•      Long-Term Incentives

The 2005 EPIP is currently the primary vehicle for delivering long-term incentive compensation to executive officers.  It is a four-year program that provides stock based awards designed to have a strong retention impact and forge a direct link between executive compensation and long-term corporate performance.

The Compensation Committee approved the 2005 EPIP in February 2005 after thoroughly discussing the program design over a series of seven meetings.  During these meetings, a number of alternate program designs were evaluated and various performance metrics were evaluated to achieve the best fit with the company’s goal of shareholder growth while providing appropriate rewards for profitable results.

During extensive review sessions with Towers Perrin and management, the Compensation Committee considered a number of competing criteria, such as stock options versus shares, performance versus time-based vesting, operational performance versus growth objectives, overlapping versus front end loaded multi-year cycles, relative versus absolute performance measures, and symmetrical versus asymmetrical payout above and below the performance median.  The Compensation Committee also discussed and evaluated the merits of specific performance measures, including total shareholder return (“TSR”), earnings per share, ROTC and net income, the relationship among the selected measures in the program formula and the multiple of target to be established for each performance level.  Other relevant factors considered included the composition of the peer group, the optimum number of participants, the period for calculating initial and ending stock price and the effect of death or disability of a participant prior to vesting.  In particular, the Compensation Committee wrestled with the need to fix objectives that would continue to provide a meaningful measure of performance over a four-year period and would be flexible enough to provide appropriate rewards despite the potential for significant unusual events for the company (e.g., an acquisition), for peers (e.g., unusually poor performance at commencement of the period) or for the market in general (e.g., Hurricane Katrina).

In order to more fully examine the range of possible plan outcomes under various economic circumstances, the Compensation Committee subjected the proposed performance matrix to a systematic sensitivity analysis using 11 years of financial and stock performance data for the Long-Term Peer Group normalized to market data for chief executive officer total direct compensation.  In order to validate the range of potential outcomes under the program as designed, a number of actual and hypothetical scenarios were modeled, and results for the proposed program under each set of circumstances were compared with outcomes using traditional 10-year stock options and, separately, using the 2003 performance-based stock program design (which excluded the ROTC modifier).  The Compensation Committee approved the program design after concluding that interaction of the plan elements yielded compensation that was appropriate and not excessive and that the proposed use of share units with a cap on the multiple of target would result in less volatility and in outcomes better aligned with the business results than would comparable (uncapped) stock option awards, and even represented a slight improvement in alignment with strategic objectives versus the TSR-only performance-based stock approach.

The Compensation Committee approved the following performance measures for the 2005 EPIP:

•                                          The company’s TSR at the end of a four-year period (January 1, 2005 to December 31, 2008) against that of the Long-Term Peer Group; and

•                                          The company’s average absolute ROTC over the same four-year period.

The payout opportunity under the 2005 EPIP formula ranges from:

•                                          no payout if Equitable Resources is one of the lowest-ranking four companies in the peer group as to TSR and has average absolute ROTC of less than 9%, or if TSR performance places the company among the 13 lowest-ranked companies and average absolute ROTC is below 8%; to

•                                          target payout if the company is the median performer in the Long-Term Peer Group as to TSR and has average absolute ROTC of between 8% and 9%; to

•                                          two and one-half times the target award if the company is one of the four highest-ranking companies in the Long-Term Peer Group as to TSR and has average absolute ROTC that is at least 10%.

Median ROTC performance for plan purposes was set above actual peer median performance because the Committee decided that target ROTC should exceed that of the company’s competitors, as well as the company’s cost of capital.

If earned, the share units are expected to be paid in a combination of cash and shares in the discretion of the Compensation Committee.  No further awards can be made under the program.

Under the 2005 EPIP, target awards were developed for each named executive officer for the four-year program at the 50th percentile of the applicable comparator group.  In considering the target awards to be granted to the named executive officers, the Compensation Committee evaluated whether other components of the executive’s target total direction compensation were below the 50th percentile of the applicable comparator.

Average absolute ROTC is calculated by dividing the sum of each quarter’s ROTC (as defined under Annual Incentives above) by the number of whole completed quarters in the performance period.

TSR for the company and each company in the Long-Term Peer Group is calculated as follows:

•                                A “Beginning Point” of one share of such company’s stock with a value equal to the average closing stock price as reported in The Wall Street Journal for the ten (10) business day period prior to and including the date of the Committee’s approval of the 2005 EPIP.

•                                Dividends paid from the beginning of the performance period are cumulatively added to the Beginning Point as additional shares of such company’s stock. The closing price on the last business day of the month in which the record date for the dividend occurs is used as the basis for determining the number of shares to be added. The resulting total number of shares accumulated during the performance period will be referred to as the Total Shares Held at Ending Point.

•                                Except as provided in the following two sentences, an “Ending Point” is Total Shares Held at Ending Point for each company times the average closing stock price as reported in The Wall Street Journal for the last ten (10) business days of the performance period for each company. In the event of a change of control as then defined in the 1999 LTIP, the Ending Point is the Total Shares Held at Ending Point times the average of the closing price as reported in The Wall Street Journal for the ten (10) business days preceding the closing of the change of control transaction. The 2005 EPIP also establishes guidelines for the treatment of Long-Term Peer Group members that engage in significant transactions during the performance period (see “Peer Groups Define Competitive Levels of Performance” above).

•                                TSR is expressed as a percentage and is calculated by dividing the Ending Point by the Beginning Point and then subtracting 1 from the result.

The 2005 EPIP is accounted for as a variable plan in accordance with generally accepted accounting principles. Compensation cost for the 2005 EPIP is recognized over the four-year performance period based on anticipated stock price and expected level of performance at the end of the performance period, and is therefore deducted from the financial results prior to calculation of the performance measures used to determine the awards. Accordingly, the program is self-funding because performance objectives must be overachieved to compensate for the performance expense. The company tracks the potential payout of the 2005 EPIP each quarter for accrual purposes. The actual payout will depend on the company’s actual performance through, and the stock price on, the last day of the four-year performance period, December 31, 2008.

•      Special Equity Grants

From time to time, special equity grants are approved by the Compensation Committee in the form of time-based restricted stock awards. Special grants are typically considered (1) in connection with promotion where more stock exposure is desired; (2) to recognize extraordinary achievement; (3) in lieu of cash for annual incentive payments (where an employee has not met the stock ownership guidelines); or (4) when the survey data demonstrates a significant deviation from market total direct compensation for the applicable comparator group. Grants are made on the date the Compensation Committee takes action. Compensation expense for special grants is recorded over the applicable vesting period in accordance with generally accepted accounting principles.

In 2007, the Compensation Committee made a special equity grant of time-based restricted shares to Mr. Gerber (4,770 shares). In 2008, the Compensation Committee made special equity grants of time-based restricted shares to Messrs. Gerber (3,950 shares) and Porges (1,980 shares). These awards were made in recognition of the company’s financial performance and implementation and execution of the company’s growth plan, in addition to the Compensation Committee’s desire to retain Messrs. Gerber and Porges. These awards vest three years after the grant date, contingent upon continued employment with the company on such date, subject to partial vesting in the event of death, disability or early involuntary termination without cause. During the vesting period, dividends on the restricted shares are paid in the form of additional shares and the recipients have the ability to vote the shares.

•      Health and Welfare Benefits

Named executive officers receive the same health and welfare benefits offered to other Equitable employees including medical, prescription drug, dental, vision, short- and long-term disability, flexible spending accounts, holiday pay, and an employee assistance program. The same contribution amounts, percentages and plan design provisions are applicable to all employees.

•      Retirement Programs

The named executive officers participate in the same defined contribution 401(k) plan as other non-represented employees at Equitable. Under the plan, the company automatically contributes an amount equal to 6% of each participant’s base salary to an individual investment account for the employee, subject to applicable tax regulations. In addition, the company matches a participant’s elective contribution by contributing to the participant’s individual investment account an amount equal to 50% of each dollar contributed by the employee, subject to a maximum company contribution of 3% of the employee’s base salary and to applicable tax regulations. Because the company does not match annual incentive compensation the defined contribution plan is below the 50th percentile of each comparator group.

Once contributions for highly-compensated employees (including the named executive officers) reach the maximum level permitted under the 401(k) plan or by regulation, both company and employee contributions can be continued on an after-tax basis through the purchase by the employee of a retirement annuity product of Fidelity Investments Life Insurance Co. This program contains no vesting requirements.

The company currently has no supplemental executive retirement plan (SERP) covering or deferred compensation obligations to any employee, including executive officers. No executive officer participates in a defined benefit retirement plan with the company.

•      Perquisites

In 2007 the Compensation Committee conducted a thorough review of executive perquisites in comparison with competitive information provided by Towers Perrin. Consistent with its philosophy of pay for performance, the company provides modest perquisites to its executives that, in number and value, are below median competitive levels for the applicable comparator group. Perquisites that are provided to each named executive officer include the following: car allowance, country and dining club memberships, executive physical, financial planning, parking, life insurance and accidental death and disability insurance (both of which exceed the level of insurance provided to other employees) and limited spousal travel as described below.

The company conducts a substantial amount of its operations in remote parts of Virginia, Kentucky and West Virginia. In order to effectively implement the company’s growth strategy and facilitate communication between onsite employees and management, all of the company’s employees have increased their travel schedule. Because of the limited number of flights from the Pittsburgh International Airport to the smaller airports within close proximity to the company’s operations, in 2007 the Company entered into an agreement to charter planes to facilitate business travel. In connection with that decision, management recommended, and the Compensation Committee approved, allowing spouses to accompany executives on business travel subject to approval by the Chief Executive Officer. Otherwise, personal and entertainment usage of the aircraft at company expense is prohibited.

Mr. O’Brien’s permanent residence is in Andover, Massachusetts. In 2007, Mr. O’Brien commuted via commercial aircraft to Pittsburgh, Pennsylvania and, periodically, other locations in fulfilling his role as President of the Equitable Supply segment. The Compensation Committee approved a reimbursement of approximately $59,000 for Mr. O’Brien’s 2007 commuting and living expenses, which includes a tax gross-up.

The company does not own or lease condominiums or townhouses, watercraft, or executive dining facilities for the named executive officers. The company does not employ chauffeurs, personal security guards, chefs or house staff for any officer. See footnote (8) to the “All Other Compensation” column in the Summary Compensation Table for a discussion and breakdown of the perquisites provided to the named executive officers in 2007.

•      Agreements with Named Executive Officers

The Compensation Committee believes that severance protections can play a valuable role in attracting, motivating and retaining highly talented executives. The Committee also believes that having an existing agreement in place is preferable to negotiating an exit strategy at the time of an executive officer’s departure. Accordingly, the company provides such protections for the named executive officers under their agreements which are described in detail under the caption “Potential Payments upon Termination or Change of Control”. The Compensation Committee considers these protections to be an important part of an executive’s compensation and consistent with competitive practices.

The Compensation Committee believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. Change of control benefits are intended to encourage executive officers to remain employed with the company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control. Moreover, the amounts to be paid under the change of control agreements ensure that the interests of the executives will be materially consistent with the interests of the company’s shareholders when considering corporate transactions.

The change of control arrangements provide that payments are not made unless the executive’s employment is terminated by the company other than for cause or by the executive for good reason, within 24 months following the transaction. The Compensation Committee believes that this structure strikes a proper balance between the incentives and the hiring, motivating and retention effects described above, without providing benefits to executives who continue to be employed by an acquiring company. This structure may also be attractive to potential acquiring companies, who place significant value on retaining members of the executive team for some transition period. Potential acquirers may have an incentive to constructively terminate the executive’s employment to avoid paying severance; accordingly, the Compensation Committee believes it is appropriate to provide severance benefits upon a termination by the executive for good reason. The change of control agreements for Messrs. Gerber, Porges and Conti and Ms. O’Loughlin provide that good reason includes any termination by the executive during the thirty day period commencing on the one year anniversary of the change of control. This mechanism facilitates negotiations regarding employment beyond a reasonable transition period following a change of control.

Finally, but importantly, the agreements with the named executive officers generally include covenants not to compete with, or solicit employees from, the company and to maintain the confidentiality of the company’s information, for a specified time. The Compensation Committee believes that these covenants are extremely valuable to the company.

See “Potential Payments Upon Termination or Change of Control” for more detail regarding the company’s agreements with each named executive officer, including the value of the benefits.

Section 280G of the Code

If a change of control of the company causes compensation, including performance-based compensation, or awards, including but not limited to options or units, to be paid or accelerate in vesting, a disqualified individual could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the Code. Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments. In addition, under Section 280G of the Code, the company is denied a deduction for excess parachute payments. As indicated above, the company has entered into change of control agreements with all of the named executive officers and most provide that if it is determined that any payment or distribution by the company to or for the disqualified person’s benefit would constitute an “excess parachute payment,” the company will pay to the disqualified person a gross-up payment, subject to certain limitations, such that the net amount retained by the disqualified person after deduction of any excise tax imposed under Section 4999 of the Code, and any tax imposed upon the gross-up payment, will be equal to such payments or distributions. Gross-up payments will also not be deductible by the company.

Section 409A of the Code

The company intends that its plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A of the Code, if applicable. Participation in, and compensation paid under, the company’s plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued final regulations and certain additional guidance regarding the impact of Section 409A of the Code on the company’s plans, arrangements and agreements. The company has taken steps to provide operational compliance with Section 409A and facilitate documentary compliance by the relevant deadlines. If, however, the company’s plans, arrangements and agreements as administered or documented are subject to Section 409A of the Code and fail to meet certain of its requirements, compensation earned thereunder may be subject to immediate taxation and tax penalties.

Forward-Looking Statements

Disclosures in this Compensation Discussion and Analysis (“CD&A”) may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of performance under compensation plans and anticipated financial and operational performance of the company and its subsidiaries. A variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the company’s business and forward-looking statements include, but are not limited to, those set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Any forward-looking statement speaks only as of the date on which such statement is made and the company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is responsible for setting the company’s compensation principles that serve to guide the design of compensation plans and programs applicable to the executive officers of Equitable Resources. The Compensation Committee charter establishes our duties and responsibilities, and is reviewed annually by the Committee. A copy of the charter is available on the company’s website at www.eqt.com. As set forth in the charter, Compensation Committee members annually review the performance of the executive officers and establish individual compensation levels for each. The Compensation Committee considers the advice of Towers Perrin, independent outside consultants selected by the Compensation Committee, in determining whether the amounts and types of compensation the company pays its executives are appropriate.

The Compensation Committee is composed of three non-employee, independent members of the Board of Directors. The Compensation Committee has reviewed all components of compensation for Mr. Gerber and the other named executive officers of the company. This includes base salary, annual incentive compensation, long-term incentive compensation, perquisites and retirement plans. A review of the potential cost of the named executive officer change of control agreements was completed by the Compensation Committee in 2007. Finally, the Compensation Committee periodically reviews the named executive officers’ total compensation under various termination scenarios, including change of control, termination by the company and resignation by the employee.

Based on our review, the Compensation Committee determined that total compensation of each of the named executive officers was reasonable and not excessive. We have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of Equitable Resources. Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in the Equitable Resources 2007 Annual Report on Form 10-K and Proxy Statement for 2008.

This report has been furnished by the Compensation Committee of the Board of Directors.

Phyllis A. Domm, Chair

James E. Rohr

Lee T. Todd, Jr.

The following tables contain information concerning the compensation of the company’s principal executive officer, principal financial officers, and each of the other three most highly compensated executive officers of the company in 2007. These persons are sometimes referred to as the “named executive officers” in this proxy statement.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION	TOTAL
		($)	($)	($)	($)	($)	($)	($)	($)
(1)		(2)	(3)	(4)	(5)	(6)	(7)	(8)
Murry S. Gerber Chairman and Chief Executive Officer	2007 2006	624,996 616,345	0 0	19,577,176 6,743,593	0 40,940	1,000,000 800,000	0 0	116,962 87,746	21,319,134 8,288,624
David L. Porges President and Chief Operating Officer	2007 2006	420,192 391,342	0 0	12,978,586 4,445,518	0 25,929	725,000 575,000	0 0	73,500 68,110	14,197,278 5,505,899
Philip P. Conti Senior Vice President and Chief Financial Officer	2007 2006	284,040 253,275	0 0	2,438,038 853,365	0 4,776	285,000 245,000	0 0	58,690 52,095	3,065,768 1,408,511
Randall L. Crawford Senior Vice President	2007 2006	284,040 269,619	0 0	2,707,933 947,190	0 4,776	300,000 275,000	0 0	66,402 52,319	3,358,375 1,548,904
Joseph E. O’Brien Senior Vice President	2007 2006	284,040 269,619	0 0	2,443,975 888,990	0 8,870	285,000 245,000	0 0	109,055 134,814	3,122,070 1,547,293
Johanna G. O’Loughlin Senior Vice President, General Counsel and Secretary	2007 2006	270,001 263,080	0 0	2,337,655 809,250	0 223,264	175,000 175,000	0 0	55,001 51,495	2,837,657 1,522,089

(1)       The company had co-principal financial officers through the certification and filing of the company’s 2006 Annual Report on Form 10-K: David L. Porges, who served as Vice Chairman and Executive Vice President, Finance and Administration and Philip P. Conti, who served as Vice President and Chief Financial Officer. After the filing of the 2006 Annual Report on Form 10-K, Mr. Conti served as the sole principal financial officer. Effective February 21, 2007, Mr. Porges became President and Chief Operating Officer and Mr. Conti became Senior Vice President and Chief Financial Officer.

(2)       This column reflects each executive’s base salary earned during the applicable year.

(3)       The company did not award a cash bonus to any named executive officer in 2007. The annual incentive compensation award for 2007 is set forth in the “Non-Equity Incentive Plan Compensation” column.

(4)       This column reflects the aggregate compensation expense recognized for financial statement reporting purposes in the applicable year calculated in accordance with SFAS No. 123R using the assumptions underlying the valuation of equity awards set forth under “Critical Accounting Policies Involving Significant Estimates” under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and footnote 17 of the consolidated financial statements in the company’s 2007 Annual Report on Form 10-K for the applicable year for (a) performance units granted under the 2005 EPIP and (b) non-vested restricted stock, and may include amounts related to awards granted in and prior to the applicable year. The 2005 EPIP is currently the primary vehicle for delivering long-term incentive compensation to executive officers. It is a four-year program that provides stock-based awards designed to have a strong retention impact and forge a direct link to long-term corporate performance. The compensation expense recognized in 2007 for the 2005 EPIP was: $19,381,500 for Mr. Gerber; $12,921,000 for Mr. Porges; $2,325,780 for each of Messrs. Conti and O’Brien and Ms. O’Loughlin; and $2,648,805 for Mr. Crawford. The performance period for the 2005 EPIP is January 1, 2005 through December 31, 2008. The actual value of the award will not be calculated until December 31, 2008.

It may be more than or less than currently estimated and could be as low as $0. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. As noted under “Critical Accounting Policies Involving Significant Estimates” under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s 2007 Annual Report on Form 10-K, in 2007 the company estimated that the performance measures for the 2005 EPIP would be met at 225% of the full value of the share units and that the end of 2008 share price would be $60. This was an increase from the company’s assumptions in 2006 that 175% of the full value of the share units would be paid out and the end of 2008 share price would be $45. See the caption “Compensation Discussion and Analysis” under “Executive Compensation” for a discussion of the 2005 EPIP.

(5)       This column reflects the aggregate compensation expense recognized for financial statement reporting purposes in the applicable year calculated in accordance with SFAS No. 123R using the assumptions underlying the valuation of equity awards set forth under “Critical Accounting Policies Involving Significant Estimates” under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and footnote 17 of the consolidated financial statements in the company’s 2007 Annual Report on Form 10-K for the applicable year for (a) previously awarded unvested options and (b) new option issuances resulting from reloads of previously awarded stock options that were exercised in 2006. New option grants have not been made since 2003.

(6)       This column reflects the dollar value of annual incentive compensation earned under the Executive STIP during the applicable year. The awards were paid to the named executive officers in cash in the first quarter of the following year.

(7)       None of the named executive officers participate in a company-sponsored defined benefit pension plan. In addition, the company does not sponsor a deferred compensation plan for employees.

(8)       This column includes the dollar value of premiums paid by the company in 2007 for group life, accidental death and dismemberment insurance, the company’s contribution to the 401(k) plan and the 2006 payroll deduction and contribution plan, and perquisites, as follows:

NAME	INSURANCE	401(K) CONTRIBUTIONS	2006 PAYROLL DEDUCTION AND CONTRIBUTION PLAN	PERQUISITES (SEE BELOW)	TOTAL
	($)	($)	($)	($)	($)
Murry S. Gerber	1,431	16,300	39,950	59,281	116,962
David L. Porges	1,418	19,858	18,017	34,207	73,500
Philip P. Conti	0	19,800	5,764	33,126	58,690
Randall L. Crawford	259	16,300	9,264	40,579	66,402
Joseph E. O’Brien	1,696	16,300	9,264	81,795	109,055
Johanna G. O’Loughlin	2,483	19,119	5,172	28,227	55,001

The values of perquisites which the company provided to each named executive officer in 2007 are itemized below:

NAME	CAR ALLOWANCE	COUNTRY AND DINING CLUB ANNUAL DUES	FINANCIAL PLANNING	PARKING	PHYSICAL	MISCELLANEOUS	TOTAL PERQUISITES
	($)	($)	($)	($)	($)	($)	($)
Murry S. Gerber	9,180	33,593	11,182	2,976	2,350	0	59,281
David L. Porges	9,180	11,001	11,050	2,976	0	0	34,207
Philip P. Conti	9,060	8,264	10,901	2,976	1,925	0	33,126
Randall L. Crawford	9,060	17,677	9,041	2,976	1,825	0	40,579
Joseph E. O’Brien	9,060	0	9,100	2,976	2,500	58,159	81,795
Johanna G. O’Loughlin	9,060	5,914	8,052	2,976	2,225	0	28,227

The car allowance is an amount paid to the executive intended to cover the annual cost of acquiring, maintaining and insuring a car. Club memberships are generally maintained for business entertainment but may be used for personal use. The entire cost of country and dining club dues has been included in the table although the company believes that only a portion of the cost represents a perquisite. Financial planning is the actual cost to the company of providing to each executive financial planning and tax preparation services. The miscellaneous column consists of $32,086 paid to Mr. O’Brien for relocation expenses representing the entire cost of his housing, meals and transportation and $26,073 paid to Mr. O’Brien for tax reimbursement representing the entire amount of expected taxes due on the amount reimbursed for his relocation expenses.

GRANTS OF PLAN-BASED AWARDS

	TYPE OF	GRANT	APPROVAL	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	AWARD	DATE	DATE	THRESHOLD	TARGET	MAXIMUM	UNITS	OPTIONS	AWARDS	AWARDS
				($)	($)	($)	(#)	(#)	($/SH)	($)
	(1)	(2)		(3)	(3)	(3)	(4)			(4)
Murry S. Gerber	AIP RS	12/6/2006 2/6/2007	- -	0 -	624,996 -	1,874,988 -	- 4,770	- -	- -	- 209,069
David L. Porges	AIP	12/6/2006	-	0	340,000	1,275,000	-	-	-	-
Philip P. Conti	AIP	12/6/2006	-	0	142,500	855,000	-	-	-	-
Randall L. Crawford	AIP	12/6/2006	-	0	142,500	855,000	-	-	-	-
Joseph E. O’Brien	AIP	12/6/2006	-	0	142,500	855,000	-	-	-	-
Johanna G. O’Loughlin	AIP	12/6/2006	-	0	135,000	810,000	-	-	-	-

(1)      Type of Award:

AIP = Annual Incentive Plan

RS = Restricted Stock

(2)       December 6, 2006 is the date the Executive STIP was approved by the Compensation Committee for 2007. Awards under the Executive STIP are set forth in the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.” February 6, 2007 is the date the Compensation Committee awarded restricted stock to Mr. Gerber. Mr. Gerber’s restricted stock award is set forth in the column “All Other Stock Awards: Number of Shares of Stock or Units.”

(3)       These columns reflect the annual incentive award threshold, target and maximum amounts payable under the Executive STIP. Under the Executive STIP, a formula based on earnings per share compared to the company’s business plan establishes the maximum payment from which the Compensation Committee exercises its discretion downward in determining the actual payment. The threshold, target and maximum amounts range from no payment (threshold), to the percentage of base salary identified as the target bonus (target), to three times base salary (maximum), as defined under the plan. See the “Components of the Company’s Compensation” under “Compensation Discussion and Analysis” for a discussion of the Executive STIP.

(4)       These columns reflect a grant of restricted stock awarded to Mr. Gerber under a 2007 special grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS			STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
		($)		(#)	($)	(#)	($)
				(1)	(2)	(3)	(4)
Murry S. Gerber	325,000 150,000 - -	15.76 17.88 - -	3/14/2011 2/27/2013 - -	- - 4,240 4,856	- - 225,907 258,728	319,333 - - -	38,281,673 - - -
David L. Porges	240,000 6,000 95,000	9.92 17.24 17.88	3/14/2010 3/12/2012 2/27/2013	- -	- -	212,889 - -	25,521,115 - -
Philip P. Conti	- -	- -	- -	- 9,323	- 496,729	38,320 -	4,593,801 -
Randall L. Crawford	- -	- -	- -	- 4,144	- 220,792	43,642 -	5,231,829 -
Joseph E. O’Brien	- -	- -	- -	- 9,323	- 496,729	38,320 -	4,593,801 -
Johanna G. O’Loughlin	-	-	-	-	-	38,320	4,593,801

(1)       The following table reflects the vesting date of each tranche of unvested restricted shares (including accrued dividends) for each named executive officer:

NAME	NUMBER OF RESTRICTED SHARES	GRANT DATE	VESTING DATE	CLOSING MARKET PRICE ON DATE OF GRANT
	(#)			($)
Murry S. Gerber	4,240	2/22/2005	2/22/2008	29.58
	4,856	2/6/2007	2/6/2010	43.83
David L. Porges	0	-	-	-
Philip P. Conti	9,323	4/11/2006	4/11/2009	35.44
Randall L. Crawford	4,144	4/11/2006	4/11/2009	35.44
Joseph E. O’Brien	9,323	4/11/2006	4/11/2009	35.44
Johanna G. O’Loughlin	0	-	-	-

In the event of death, disability or an involuntary termination of the executive’s employment or a change of control of the company, the vesting of restricted share awards may accelerate. See the caption “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, a revised vesting schedule and circumstances under which an award will accelerate and pay out.

(2)       This column reflects the market value of unvested restricted shares outstanding (including accrued dividends) based on the closing price of the company’s stock on December 31, 2007, which was $53.28.

(3)       This column reflects the number of share units awarded (including accrued dividends) pursuant to the 2005 EPIP that have not vested. In the event of termination of the executive’s employment or a change of control of the company, the vesting of the 2005 EPIP awards may accelerate. See “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, circumstances under which an award will accelerate and become payable.

(4)       This column reflects the payout value at December 31, 2007 of unearned share units awarded (including accrued dividends) pursuant to the 2005 EPIP that have not vested. The valuation assumes a 2.25 performance factor and a share price of $53.28, which was the closing price of the company’s common stock on December 31, 2007. The actual payout will depend on the company’s actual performance through, and the stock price at the end of, the performance period.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
	(1)	(2)	(3)	(4)
Murry S. Gerber	600,000	22,185,000	126,175	5,538,139
David L. Porges	374,000	13,286,350	76,273	3,332,591
Philip P. Conti	52,500	1,907,763	5,380	237,276
Randall L. Crawford	0	0	10,760	474,551
Joseph E. O’Brien	0	0	10,760	474,551
Johanna G. O’Loughlin	46,540	1,181,856	10,760	474,551

(1)       This column reflects the aggregate number of options exercised in 2007.

(2)       This column reflects the value realized by the executive upon exercise of the options set forth in the column “Number of Shares Acquired on Exercise.” All named executive officers held, and as of January 31, 2008, continued to hold, all shares received in connection with their option exercises, except that Ms. O’Loughlin sold 10,383 shares in 2007. The value realized on exercise equals the excess of the aggregate fair market value on the date of exercise (which is the mean between the highest and lowest sales prices per share for the date as of which fair market value is to be determined in the principal market in which such shares are traded, as quoted in The Wall Street Journal) of the stock purchased on exercise of the options over the aggregate exercise price. The number of shares acquired and held during 2007 on exercise of stock options was: 243,027 for Mr. Gerber; 144,510 for Mr. Porges; 21,063 for Mr. Conti and 7,208 for Ms. O’Loughlin.

(3)       This column reflects the aggregate number of restricted shares (including accrued dividends) which vested in 2007.

(4)       This column reflects the value realized by the executive upon the vesting of restricted stock (including accrued dividends) in 2007.

PENSION BENEFITS

None of the named executive officers participate in a company-sponsored defined benefit pension plan.

NONQUALIFIED DEFERRED COMPENSATION

The company does not maintain a deferred compensation plan for employees, and there are no deferred compensation balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The company maintains certain plans and has entered into certain agreements that require the company to provide compensation to the named executive officers in the event of a termination of employment or a change of control of the company.  These plans and agreements are summarized below and such summaries are qualified in their entirety by reference to the full text of such plans and agreements.  The 1999 LTIP, the 2005 EPIP, the Executive STIP and the written agreements described below have been filed with the U.S. Securities and Exchange Commission as exhibits to the company’s 2007 Annual Report on Form 10-K.

Payments to be Made Pursuant to Company Plans

1999 Long-Term Incentive Plan

Typically, restricted stock granted under the 1999 LTIP fully vests at the end of the established service period, usually the third anniversary of the award’s grant date.  In the event of a voluntary termination of employment prior to the end of the service period, all unvested restricted shares are forfeited by the executive.  In the event of death, disability or an involuntary termination of employment without fault by the executive prior to the end of the service period, previously unvested restricted shares will vest in accordance with the following schedule:

DATE OF DEATH, DISABILITY OR TERMINATION	PERCENT VESTED
Prior to first anniversary of grant date	0%
Between first anniversary of grant date and day prior to second anniversary of grant date	25%
Between second anniversary of grant date and prior to third anniversary of grant date	50%

The 2005 EPIP contains guidelines for determining the extent to which awards may be paid to an employee who terminates employment during the four year performance period.  Under the guidelines, participants who die or become disabled before the end of the performance period may be issued awarded share units for the performance period, contingent upon achievement of the performance conditions, as follows:

DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
January 1, 2007 – December 31, 2007	75%
January 1, 2008 and thereafter	100%

The guidelines provide for no payment upon a retirement, resignation or termination for reasons of misconduct, failure to perform or other cause.  Finally, if the termination is due to reasons such as reorganization, and not due to the fault of the employee, the employee may receive payment for awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

TERMINATION DATE	AWARDED SHARE UNITS
January 1, 2007 – December 31, 2007	25%
January 1, 2008 – December 31, 2008	50%

Executives have no rights in respect of awards prior to payment.

In the event of a change of control, under the 1999 LTIP:

•	all unvested restricted shares, including accrued dividends, automatically vest; and
•	the end of the performance period under the 2005 EPIP automatically ends, performance is calculated and amounts earned through such date are paid out following the close of the performance period.

The 1999 LTIP defines change of control to mean, generally, any of the following events:

•	the sale of all or substantially all of the company’s assets, unless the company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;
•	the acquisition by a person or group of beneficial ownership of 20% or more of the company’s common stock, subject to enumerated exceptions;
•	the termination of the company’s business and the liquidation of the company;
•

the consummation of a merger or consolidation of the company, unless shareholders of voting securities immediately prior to the merger or consolidation continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the company’s securities and individuals serving on the company’s Board constitute at least a majority of the resulting entity’s board; and

•	a change in the composition of the Board, so that existing Board members and their approved successors do not constitute two-thirds of the Board.

Executive Short-Term Incentive Plan

The Executive STIP contains guidelines to determine awards when the employee’s status changes during the year.  The guidelines provide for no payment in the case of an employee terminated for reasons of misconduct, failure to perform or other cause, and a pro-rata payment in the event of termination due to reorganization (and not the fault of the executive), resignation, death and disability, in all cases contingent upon achievement of the performance criteria and the employee otherwise qualifying for incentive payment, and subject to the Compensation Committee’s negative discretion.

In the event of a change of control (as defined in the 1999 LTIP), the plan year automatically ends, the performance objectives shall be deemed to have been achieved for the pro-rata portion of the calendar year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels, and incentive awards shall be paid to participants, subject to terms of the plan and the Compensation Committee’s downward discretion.

Executives have no rights in respect of awards prior to payment.

Other Plans

The company maintains a severance pay plan for eligible employees whose employment is terminated by the company for reasons other than misconduct or performance.  Executives with individually executed agreements with the company are not eligible for benefits under the plan unless their individually negotiated agreements specifically provide for such benefits.  The cash benefit available under the plan depends upon, among other things, the reason for the separation, the term of employment of the individual and whether the individual delivers a release of claims.  The maximum benefit available under the severance pay plan is a cash benefit in an amount equal to the individual’s bi-weekly salary multiplied by his or her years of service (subject to a maximum of 13 years) and benefits continuation for a maximum period of 12 months.

The company provides a life insurance benefit equal to one times base salary for all employees.  Each named executive officer other than Mr. Gerber receives an additional one times base salary life insurance benefit, and Mr. Gerber receives an additional two times base salary life insurance benefit.

It has been the company’s practice to provide executive officers with 24 months of financial planning assistance following a termination of employment by the company without cause, by the executive for good reason (as defined in the non-competition and non-solicitation agreements described below) or upon an executive’s disability and 30 months of financial planning assistance upon the executive’s death.  This practice will be continued only in the Compensation Committee’s discretion and, if continued, may not be applied uniformly.

Payments to be Made Pursuant to Written Agreements With the Named Executive Officers

Employment Agreements

The company’s employment agreements with Messrs. Gerber and Porges provide for payment to the executive of benefits upon termination of employment as follows:

•

in the case of voluntary termination within 90 days of a material breach of the employment agreement by the company, one year’s base salary plus, in the case of Mr. Porges, one year of medical benefits;

•

in the case of termination by the company without cause, one year’s base salary plus, in the case of Mr. Porges, one year of medical benefits reduced by amounts received under the executive’s non-competition and non-solicitation agreement; and

•	upon death, disability, termination for cause or any other voluntary termination, no additional benefits.

Cause is defined under the employment agreements to include (i) conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties, (ii) willful and repeated failures to substantially perform his assigned duties, or (iii) a material violation of any other provisions of the employment agreement or significant policies of the company.

Mr. Gerber’s employment agreement entitles him to additional life insurance as described above.

If Mr. Gerber receives benefits under his change of control agreement described below, then he will not receive any payment under his employment agreement or any benefits under the non-competition and non-solicitation agreement described below.  If Mr. Porges receives benefits under his change of control agreement described below, then he will not receive the base salary payments under his employment agreement or any benefits under the non-competition and non-solicitation agreement described below.

Non-Competition and Non-Solicitation Agreements

The company has entered into non-competition and non-solicitation agreements with each of the named executive officers.  In the agreements, each executive agrees, among other things, not to compete with the company or solicit any employee of the company after termination of his or her employment.  The non-competition and non-solicitation periods are:

•	Mr. Gerber: 24 months, however that duration is reduced to 12 months in the case of involuntary termination or termination within 24 months of a change of control
•	Mr. Porges: 12 months, however the obligation is reduced to zero months in the case of termination within 24 months of a change of control
•	Messrs. Conti and O’Brien and Ms. O’Loughlin: 12 months

•	Mr. Crawford: 6 months

In consideration of their agreements, the company has agreed to pay the executives a severance benefit upon a termination by the company (other than for cause) described below:

•	Mr. Gerber: 24 months base salary
•	Mr. Porges: 24 months base salary and medical benefits continuation
•	Messrs. Conti, O’Brien and Ms. O’Loughlin: 24 months base salary and health benefits continuation, 12 months outplacement assistance, and benefits under the company’s severance plan
•	Mr. Crawford: 12 months salary and health benefits continuation, 6 months outplacement assistance, and benefits under the company’s severance plan

Cause is defined for Messrs. Gerber and Porges on a basis consistent with their employment agreements.  Cause is defined for Messrs. Conti, Crawford and O’Brien and Ms. O’Loughlin as (i) a conviction of a felony, a crime of moral turpitude or fraud, (ii) the executive’s willful and continuous engagement in conduct which is demonstrably and materially injurious to the company, or (iii) the willful and continued refusal by the executive to perform the duties of his or her position after written notice is given to the executive.

Messrs. Conti, Crawford and O’Brien and Ms. O’Loughlin are also entitled to the above benefits under their non-competition and non-solicitation agreements if such executive terminates his or her employment with the company for good reason.  Good reason means the termination of employment by the executive within 90 days after being demoted or being given notice of a reduction in his or her annual base salary (other than a reduction of not more than 10% applicable to all senior officers of the company).

Payment to Messrs. Conti, Crawford, and O’Brien and Ms. O’Loughlin of base salary under their non-competition and non-solicitation agreements is required by lump sum within 30 days after the executive’s termination or resignation.  Mr. Gerber’s and Mr. Porges’ agreements require monthly payments.

The non-competition and non-solicitation agreements either terminate upon a change of control or, if the agreement survives, the executive is not entitled to benefits thereunder if the executive receives benefits under the change of control agreements described below.

Change of Control Agreements

The company has entered into change of control agreements with each of the named executive officers.  Pursuant to these agreements, if within two years following a change of control (generally as defined in the 1999 LTIP):

•	the executive’s employment is terminated by the company other than for cause; or
•	the executive terminates his employment under circumstances which constitute good reason;

then, each named executive officer will receive:

•	a cash payment equal to three times (two times for Mr. Crawford) the executive’s annual base salary;
•

a cash payment equal to three times the greater of the executive’s highest annual bonus earned for any year in the five years prior to termination and the executive’s target incentive award under the Executive STIP for the year in which the change of control or termination occurs; provided that for Mr. Crawford the cash payment shall be equal to two times the highest annual bonus earned for any year in the three years prior to termination;

•

continuation of medical, long-term disability, dental and life insurance benefits for 36 months (24 months for Mr. Crawford) following termination and provision of any post-retirement health care or life insurance benefits the executive would have become entitled to during that same period;

•	payment of the company match benefit and retirement contribution under the company’s 401(k) plan for 36 months (24 months for Mr. Crawford) after termination; and
•	outplacement services for 24 months (12 months for Mr. Crawford) following termination.

If the executive’s employment with the company is terminated prior to the date on which a change of control occurs either (i) by the company other than for cause or (ii) by the executive for good reason, and it is reasonably demonstrated by the executive that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect the change of control, or otherwise arose in connection with or anticipation of the change of control, then the termination is deemed to have occurred upon a change of control and the executive will be entitled to benefits described above.

Amounts payable in cash are to be made in a lump sum, unless the employee elects otherwise, and all other payments shall be paid or provided in accordance with the company’s standard payroll and reimbursement procedures.  The company may require that the executive deliver to the company a release of any and all claims the executive may have against the company in advance of receiving benefits under the change of control agreements.

Cause under the change of control agreements generally means:

•	the willful and continued failure by the executive to substantially perform his or her duties with the company after written demand for substantial performance is delivered to the executive;
•	the willful and continued engaging by the executive in conduct which is demonstrably and materially injurious to the company; and
•	the breach by the executive of any of his or her covenants of confidentiality and, if applicable, non-competition and non-solicitation contained in the change of control agreements.

Good reason under the change of control agreements generally means:

•	removal of the executive from the position he or she held immediately prior to the change of control (other than by death, disability or for cause);
•	the assignment of duties inconsistent with the executive’s duties prior to the change of control or substantially negatively altering the nature or status of the executive’s responsibilities;
•	a reduction in the overall compensation of the executive (or base salary in the case of Mr. Crawford), subject to certain exceptions;
•	the failure of the executive to receive an annual salary increase in an amount reasonably necessary to maintain salary comparability within the company’s industry;
•	relocation of the executive;
•	a material reduction in specified benefits enjoyed by the executive;
•	a material breach of the agreement by the company; and
•	other than for Messrs. Crawford and O’Brien, termination by the executive for any reason during the 30-day period commencing on the one-year anniversary of the change of control.

The agreements for Messrs. Gerber, Porges and O’Brien and Ms. O’Loughlin provide a minimum amount payable.  As of December 31, 2007, the amounts are as follows:  Mr. Gerber - $12,040,183, Mr. Porges - $6,361,349, Mr. O’Brien - $3,861,871 and Ms. O’Loughlin - $3,861,871 (such amounts include interest accrued at a rate of 5.5% per year and compounded semiannually).  The minimum payment is in addition to the continuation of health and welfare benefits described above.  The agreements for Messrs. Gerber, Porges, Conti and O’Brien and Ms. O’Loughlin also provide for the payment to the executive of a “gross-up” payment for any excise taxes and income taxes that may be required as a result of receipt of a “parachute payment” under Section 280G under the Code for payments received in connection with a change of control of the company.  Mr. Crawford’s agreement provides for a reduction of amounts payable under the change of control agreement if the amounts payable thereunder and under any other plan or program of the company would constitute a “parachute payment” as defined in Section 280G under the Code.

In exchange for the payments above, Messrs. Gerber, Porges and O’Brien and Ms. O’Loughlin have agreed not to compete with the company, not to solicit the employees of the company and to maintain the confidentiality of the company’s information for a specified period following a termination of employment after a change of control of the company.  Messrs. Crawford and Conti have agreed to maintain the confidentiality of the company’s information for a specified period following a termination of employment.

Consequences of Section 409A of the Code

Notwithstanding the terms of the plans and written agreements described above, cash payments to the named executive officers under such plans and written agreements will not be commenced until the first day following the six-month anniversary of such executive’s separation from service (as defined in the Code).  In addition, certain other provisions will not be given effect or will be modified to continue operational compliance and facilitate documentary compliance with Section 409A of the Code by the relevant deadlines.  If, however, the company’s plans, arrangements and agreements as administered or documented are subject to Section 409A of the Code and fail to meet certain of its requirements, compensation may be subject to immediate taxation and additional taxes and penalties.

Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2007

The tables below reflect the amount of compensation payable to each named executive officer upon a hypothetical termination of employment or change of control on December 31, 2007.  For purposes of this analysis, the company has assumed that any amount that is payable in the discretion of the Compensation Committee will be paid, that the amount paid will conform to any guidelines included in an applicable plan, and that amounts constituting benefits and perquisites will be paid at market rates. This assumption is not intended to be suggestive of the decision that the Compensation Committee will make in any actual circumstance.  The analysis below also assumes that each executive will take all action necessary or appropriate for such executive to receive the maximum available benefit, such as the execution of a release of claims or compliance with a covenant not to compete.  The closing price of the company’s stock on December 31, 2007 ($53.28 per share) is used where payment amounts or values are dependent upon stock price.  In calculating the payments following a change of control below in respect of the 2005 EPIP, the end of the performance period is assumed to have accelerated to December 31, 2007, and the payout was calculated using a multiple of 2.25 based on the company’s year-end TSR ranking and ROTC.  Additionally, December 31, 2007 is the natural end of the performance period under the Executive STIP.  Typically, benefits under the Executive STIP are not paid until January or February of the following year.  For the purposes of the tables below:

•

Each named executive officer’s actual 2007 non-equity incentive award under the Executive STIP is included in all termination scenarios below, other than termination for cause. The company notes that such inclusion is reflective only of payments that may be made upon termination.

•	Because the actual 2007 payout under the Executive STIP exceeded the target payout, no additional payment is required as a result of the change of control.

For purposes of the calculation of the amount due to each named executive officer in respect of the 280G excise tax and income tax gross-up, if any, the company assigned no value to the agreements of the named executive officers not to compete with the company, not to solicit the company’s employees and to maintain the confidentiality of the company’s information, as applicable.  This approach reflects a conservative calculation of the 280G excise tax and income tax gross-up payable.  In fact, the company believes such agreements have substantial value, which would be determined at the time of termination of employment and would serve to decrease the actual 280G excise tax and income tax gross-up payable at the time of an actual termination of employment following a change of control.

For the purposes of the tables below labeled “Termination other than Following a Change of Control”, “good reason” for Messrs. Gerber and Porges means a voluntary termination of their employment agreements within 90 days of a material breach of the employment agreement by the company.  In all other cases, “good reason” is as defined in the executive’s non-competition and non-solicitation or change of control agreement, as applicable.  In all cases “termination by executive without good reason” includes retirement.

The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or a change of control.

The discussion above and the tables below do not address:

•	vested company contributions and retirement match to the 401(k) plan;
•	vested options exercised following a termination of employment, including by death or disability, pursuant to the terms of the 1999 LTIP or following the announcement of a change of control;
•	distributions of amounts invested in the company’s Employee Stock Purchase Plan;
•	life insurance in an amount equal to one times base salary;
•	payments under the company’s long-term disability insurance policy; or
•	similar payments;

as these amounts are entitlements of all employees regardless of termination of employment or change of control.

Murry S. Gerber

The following tables show the potential payments upon a termination of employment or a change of control of the company for Murry S. Gerber, Chairman and Chief Executive Officer.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)		TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)		DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	2,249,992		0	1,624,996	1,000,000	1,000,000		1,000,000
Long-Term Incentives
2005 EPIP	9,570,418	(1)	0	0	0	28,711,255	(1)	28,711,255	(1)
Restricted Stock Unvested and Accelerated	112,975		0	0	0	112,975		112,975
Benefits and Perquisites:
Company Severance Benefit	0		0	0	0	0		0
Qualified Retirement Contribution	0		0	0	0	0		0
Post-Termination Health Care/Insurance	0		0	0	0	0		0
Life Insurance Proceeds	0		0	0	0	1,249,992		0
Financial Planning	20,500		0	20,500	0	25,625		20,500
Outplacement	0		0	0	0	0		0
Total	11,953,885		0	1,645,496	1,000,000	31,099,847		29,844,730

(1)        Estimated payout includes 25% vesting in the case of termination by the company without cause and 75% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2007, multiplied by a performance factor of 2.25.  Resulting awarded units are multiplied by $53.28 (the closing price of the company’s common stock on December 31, 2007).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 25% or 75%, as applicable, of the payout calculated on that date by reference to the actual performance and stock price.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2007:

•                  9,096 shares (including dividend reinvestment) of Mr. Gerber’s previously unvested restricted stock would vest (a value of $484,635); and

•                  $38,281,673 would be paid under the 2005 EPIP.

In addition to the amounts above, if his employment were to terminate following the change of control, Mr. Gerber would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives(1)	12,040,183	0	12,040,183	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post -Termination Health Care/Insurance	51,219	0	51,219	0	0	0
Life Insurance Proceeds	0	0	0	0	1,249,992	0
Financial Planning	20,500	0	20,500	0	25,625	20,500
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	12,111,902	0	12,111,902	0	1,275,617	20,500

(1)        This row reflects the minimum amount payable to the executive pursuant to his change of control agreement.  See discussion under “Change of Control Agreements” above.

David L. Porges

The following tables show the potential payments upon a termination of employment or a change of control of the company for David L. Porges, President and Chief Operating Officer.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)		DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,575,000	0	1,150,000	725,000	725,000		725,000
Long-Term Incentives
2005 EPIP	6,380,279(1)	0	0	0	19,140,836	(1)	19,140,837(1)
Restricted Stock Unvested and Accelerated	0	0	0	0	0		0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0		0
Qualified Retirement Contribution	0	0	0	0	0		0
Post-Termination Health Care/Insurance	28,480	0	14,240	0	0		0
Life Insurance Proceeds	0	0	0	0	425,000		0
Financial Planning	20,500	0	20,500	0	25,625		20,500
Outplacement	0	0	0	0	0		0
Total	8,004,259	0	1,184,740	725,000	20,316,461		19,886,337

(1)        Estimated payout includes 25% vesting in the case of termination by the company without cause and 75% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2007, multiplied by a performance factor of 2.25.  Resulting awarded units are multiplied by $53.28 (the closing price of the company’s common stock on December 31, 2007).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 25% or 75%, as applicable, of the payout calculated on that date by reference to the actual performance and stock price.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2007, $25,521,115 would be paid under the 2005 EPIP.  In addition, if his employment were to terminate following the change of control, Mr. Porges would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives(1)	6,361,349	0	6,361,349	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	42,720	0	42,720	0	0	0
Life Insurance Proceeds	0	0	0	0	425,000	0
Financial Planning	20,500	0	20,500	0	25,625	20,500
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	6,424,569	0	6,424,569	0	450,625	20,500

(1)        This row reflects the minimum amount payable to the executive pursuant to his change of control agreement.  See discussion under “Change of Control Agreements” above.

Philip P. Conti

The following tables show the potential payments upon a termination of employment or a change of control of the company for Philip P. Conti, Senior Vice President and Chief Financial Officer.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)		TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)		DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	855,000		0	855,000	285,000	285,000		285,000
Long-Term Incentives
2005 EPIP	1,148,450	(1)	0	0	0	3,445,351	(1)	3,445,351(1)
Restricted Stock Unvested and Accelerated	124,187		0	0	0	124,187		124,187
Benefits and Perquisites:
Company Severance Benefit	120,577		0	0	0	0		0
Qualified Retirement Contribution	0		0	0	0	0		0
Post-Termination Health Care/Insurance	33,206		0	21,296	0	0		0
Life Insurance Proceeds	0		0	0	0	285,000		0
Financial Planning	20,500		0	20,500	0	25,625		20,500
Outplacement	18,000		0	18,000	0	0		0
Total	2,319,920		0	914,796	285,000	4,165,163		3,875,038

(1)        Estimated payout includes 25% vesting in the case of termination by the company without cause and 75% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2007, multiplied by a performance factor of 2.25.  Resulting awarded units are multiplied by $53.28 (the closing price of the company’s common stock on December 31, 2007).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 25% or 75%, as applicable, of the payout calculated on that date by reference to the actual performance and stock price.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2007:

•                  9,323 shares (including dividend reinvestment) of Mr. Conti’s previously unvested restricted stock would vest (a value of $496,729); and

•                  $4,593,801 would be paid under the 2005 EPIP.

In addition to the amounts above, if his employment were to terminate following the change of control, Mr. Conti would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	2,505,000	0	2,505,000	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	76,950	0	76,950	0	0	0
Post-Termination Health Care/Insurance	39,160	0	39,160	0	0	0
Life Insurance Proceeds	0	0	0	0	285,000	0
Financial Planning	20,500	0	20,500	0	25,625	20,500
Outplacement	18,000	0	18,000	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	2,659,610	0	2,659,610	0	310,625	20,500

Randall L. Crawford

The following tables show the potential payments upon a termination of employment or a change of control of the company for Randall L. Crawford, Senior Vice President.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)		DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	585,000	0	585,000	300,000	300,000		300,000
Long-Term Incentives
2005 EPIP	1,307,957(1)	0	0	0	3,923,871	(1)	3,923,871(1)
Restricted Stock Unvested and Accelerated	55,194	0	0	0	55,194		55,194
Benefits and Perquisites:
Company Severance Benefit	120,577	0	0	0	0		0
Qualified Retirement Contribution	0	0	0	0	0		0
Post-Termination Health Care/Insurance	24,451	0	15,612	0	0		0
Life Insurance Proceeds	0	0	0	0	285,000		0
Financial Planning	20,500	0	20,500	0	25,625		20,500
Outplacement	18,000	0	18,000	0	0		0
Total	2,131,679	0	639,112	300,000	4,589,690		4,299,565

(1)        Estimated payout includes 25% vesting in the case of termination by the company without cause and 75% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2007, multiplied by a performance factor of 2.25.  Resulting awarded units are multiplied by $53.28 (the closing price of the company’s common stock on December 31, 2007).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 25% or 75%, as applicable, of the payout calculated on that date by reference to the actual performance and stock price.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2007:

•                  4,144 shares (including dividend reinvestment) of Mr. Crawford’s previously unvested restricted stock would vest (a value of $220,792); and

•                  $5,231,829 would be paid under the 2005 EPIP.

In addition to the amounts above, if his employment were to terminate following the change of control, Mr. Crawford would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,170,000	0	1,170,000	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	51,300	0	0	0	0	0
Post-Termination Health Care/Insurance	26,516	0	26,516	0	0	0
Life Insurance Proceeds	0	0	0	0	285,000	0
Financial Planning	20,500	0	20,500	0	25,625	20,500
Outplacement	18,000	0	18,000	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	1,286,316	0	1,235,016	0	310,625	20,500

Joseph E. O’Brien

The following tables show the potential payments upon a termination of employment or a change of control of the company for Joseph E. O’Brien, Senior Vice President.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOU T GOOD REASON ($)	DEATH ($)		DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	855,000	0	855,000	285,000	285,000		285,000
Long-Term Incentives
2005 EPIP	1,148,450(1)	0	0	0	3,445,351	(1)	3,445,351(1)
Restricted Stock Unvested and Accelerated	124,187	0	0	0	124,187		124,187
Benefits and Perquisites:
Company Severance Benefit	142,500	0	0	0	0		0
Qualified Retirement Contribution	0	0	0	0	0		0
Post-Termination Health Care/Insurance	30,560	0	24,123	0	0		0
Life Insurance Proceeds	0	0	0	0	285,000		0
Financial Planning	20,500	0	20,500	0	25,625		20,500
Outplacement	18,000	0	18,000	0	0		0
Total	2,339,197	0	917,623	285,000	4,165,163		3,875,038

(1)        Estimated payout includes 25% vesting in the case of termination by the company without cause and 75% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2007, multiplied by a performance factor of 2.25.  Resulting awarded units are multiplied by $53.28 (the closing price of the company’s common stock on December 31, 2007).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 25% or 75%, as applicable, of the payout calculated on that date by reference to the actual performance and stock price.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2007:

•                  9,323 shares (including dividend reinvestment) of Mr. O’Brien’s previously unvested restricted stock would vest (a value of $496,729); and

•                  $4,593,801 would be paid under the 2005 EPIP.

In addition to the amounts above, if his employment were to terminate following the change of control, Mr. O’Brien would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYAMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives(1)	3,861,871	0	3,861,871	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	36,184	0	36,184	0	0	0
Life Insurance Proceeds	0	0	0	0	285,000	0
Financial Planning	20,500	0	20,500	0	25,625	20,500
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	3,918,555	0	3,918,555	0	310,625	20,500

(1)        This row reflects the minimum amount payable to the executive pursuant to his change of control agreement.  See discussion under “Change of Control Agreements” above.

Johanna G. O’Loughlin

The following tables show the potential payments upon a termination of employment or a change of control of the company for Johanna G. O’Loughlin, Senior Vice President, General Counsel and Secretary.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)		DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	715,000	0	715,000	175,000	175,000		175,000
Long-Term Incentives
2005 EPIP	1,148,450(1)	0	0	0	3,445,351	(1)	3,445,351(1)
Restricted Stock Unvested and Accelerated	0	0	0	0	0		0
Benefits and Perquisites:
Company Severance Benefit	114,231	0	0	0	0		0
Qualified Retirement Contribution	0	0	0	0	0		0
Post-Termination Health Care/Insurance	32,952	0	25,854	0	0		0
Life Insurance Proceeds	0	0	0	0	270,000		0
Financial Planning	20,500	0	20,500	0	25,625		20,500
Outplacement	18,000	0	18,000	0	0		0
Total	2,049,133	0	779,354	175,000	3,915,976		3,640,851

(1)        Estimated payout includes 25% vesting in the case of termination by the company without cause and 75% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2007, multiplied by a performance factor of 2.25.  Resulting awarded units are multiplied by $53.28 (the closing price of the company’s common stock on December 31, 2007).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 25% or 75%, as applicable, of the payout calculated on that date by reference to the actual performance and stock price.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2007, $4,593,801 would be paid under the 2005 EPIP.  In addition, if her employment were to terminate following the change of control, Ms. O’Loughlin would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives(1)	3,861,871	0	3,861,871	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	38,781	0	38,781	0	0	0
Life Insurance Proceeds	0	0	0	0	270,000	0
Financial Planning	20,500	0	20,500	0	25,625	20,500
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	3,921,152	0	3,921,152	0	295,625	20,500

(1)        This row reflects the minimum amount payable to the executive pursuant to her change of control agreement.  See discussion under “Change of Control Agreements” above.

REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the company’s accounting and financial reporting process and to oversee the qualifications, independence and performance of the company’s independent registered public accounting firm.  The Audit Committee’s charter guides our duties and responsibilities.  The Audit Committee charter was amended during 2007.  A copy of the charter is available on the company’s website at www.eqt.com.  As set forth in the charter, management is responsible for the internal controls and financial reporting process of Equitable Resources.  The independent registered public accounting firm is responsible for expressing opinions on the conformity of Equitable Resources’ audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.  Our responsibility includes monitoring and overseeing these processes.

Our Committee is comprised of four non-employee, independent members of the Board of Directors.  No member currently serves on more than one other public company audit committees.  The Board of Directors has determined that James W. Whalen is an audit committee financial expert, as that term is defined by the Securities and Exchange Commission.  In addition, the Board has determined that each of the other members of the Audit Committee is financially literate. The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent.”

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2007 and management’s assessment of the effectiveness of the company’s internal control over financial reporting, with the management of Equitable Resources.  We have discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and such other matters as we have deemed to be appropriate.  We also have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed the independence of Ernst & Young LLP with that firm.  We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services.  In doing so, we considered whether the provision of non-audit services to the company was compatible with maintaining their independence.

Based on the reports and discussions above, we recommended to the Board of Directors that the financial statements be included in the Equitable Resources 2007 Annual Report on Form 10-K.

This report has been furnished by the Audit Committee of the Board of Directors.

James W. Whalen, Chair

Vicky A. Bailey

Barbara S. Jeremiah

Thomas A. McConomy

ITEM NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 2 on the proxy card)

The Audit Committee has reappointed Ernst & Young LLP as the company’s independent registered public accounting firm (an “independent accounting firm”) to examine the consolidated financial statements of the company and its subsidiaries for the calendar year 2008.  Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the company since 1950.  Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee believes the shareholders should participate as a matter of good corporate practice.  If the shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the appointment of another independent accounting firm for the following year.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

The following chart details the fees paid to Ernst & Young LLP during 2007 and 2006:

	2007	2006
Audit Fees	$1,372,510	$1,364,425
Audit-Related Fees(1)	$399,242	$88,648
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$1,771,752	$1,453,073

(1)        Includes fees for audits of employee benefit plans and subsidiary attest engagements.

The Audit Committee has adopted a Policy Relating to Services of Independent Auditors under which the company’s independent accounting firm is not allowed to perform any service which may have the effect of jeopardizing the independent accounting firm’s independence.  Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:

•	Bookkeeping or other services related to the accounting records or financial statements
•	Financial information systems design and implementation
•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports
•	Actuarial services
•	Internal audit outsourcing services
•	Management functions
•	Human resources functions
•	Broker-dealer, investment adviser or investment banking services
•	Legal services
•	Expert services unrelated to the audit
•	Prohibited tax services

All audit and permitted non-audit services must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to permitted non-audit services to the Chairman of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate permitted non-audit services fees will be less than $75,000.  The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings.

In 2007, 100% of the professional fees reported as audit-related fees, tax fees and all other fees were pre-approved pursuant to the above policy.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008.

ADDITIONAL INFORMATION

Other Matters

No matters other than those listed in the notice of meeting accompanying this proxy statement are expected to be presented to shareholders for action at the annual meeting.  However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

2007 Annual Report on Form 10-K

The Annual Report on Form 10-K for the year ended December 31, 2007 is enclosed with this proxy statement.

The Report of the Audit Committee on page 59 and the Report of the Compensation Committee on page 40 are not soliciting material, are not deemed to be filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

APPENDIX A

Towers Perrin Listing of Companies Comprising

the US CDB General Industry Executive Database

A.O. Smith	IDEX
Advanced Medical Optics	InterContinental Hotels Group*
Alexander & Baldwin	International Flavors & Fragrances
Allergan	International Game Technology
American Greetings	Invitrogen
Ann Taylor Stores	Iron Mountain
Applera	Irving Oil*
Appleton Papers	J.M. Smucker
Armstrong World Industries	J.R. Simplot
Arysta LifeScience North America*	Jack in the Box
Barr Laboratories	Kaman Industrial Technologies*
Beckman Coulter	Kennametal
BIC*	King Pharmaceuticals
Bob Evans Farms	Level 3 Communications
Bracco Diagnostics*	Louisiana-Pacific
Brady	Magellan Midstream Partners
Burger King	Makino*
Callaway Golf	Martin Marietta Materials
Carestream Health	Mary Kay
Carpenter Technology	MDS Pharma Services*
Celgene	Media General
Cephalon	MedImmune
Ceridian	Millipore
Chesapeake	MSC Industrial Direct
Cincinnati Bell	National Semiconductor
COACH	New York Times
Comfort Systems USA	Parsons
Connell	PerkinElmer
Constar International	Plexus
Cooper Tire & Rubber	Plum Creek Timber
Dade Behring	PolyOne
Dentsply	Quintiles
Discovery Communications	Respironics
Dollar Thrifty Automotive Group	Rich Products
Donaldson	Scotts Miracle Gro
Dow Jones	Sensata Technologies
Dynea USA*	Sports Authority
Equifax	Steelcase
Essilor of America*	Tektronix
Experian Americas*	TeleTech Holdings
FANUC Robotics America*	Terra Industries
Fleetwood Enterprises	Thomas & Betts
Forest Laboratories	Tiffany
G&K Services	Toro
GATX	Trinity Industries
Genzyme	Tupperware
Gilead Sciences	UCB*
Global Crossing	Valmont Industries
GTECH	Viad
H.B. Fuller	Vistar
Harman International Industries	Vulcan Materials
Harsco	W.R. Grace
Hasbro	Watson Pharmaceuticals
Hayes-Lemmerz	Wayne Farms*
Hercules	Wendy’s International
HNI	Westinghouse Savannah River*
Hospira	Winnebago Industries
* Subsidiary

A-1

The Board of Directors recommends a vote FOR Item 1 and Item 2				Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.		Election of Directors – Term expiring 2011	2. Ratify	FOR	AGAINST	ABSTAIN
			Appointment of	☐	☐	☐
Ernst & Young
LLP as
Nominees:			independent
registered
public
accountants
01 Phyllis A. Domm, Ed.D.,	FOR	WITHHELD
02 David L. Porges,	☐	☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees in Item 1 above and FOR the ratification of the independent registered public accountants in Item 2 above. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

03 James E. Rohr and
04 David S. Shapira

(INSTRUCTIONS: To withhold authority to vote for a particular nominee, write that nominee’s name in the space provided here.)

If you plan to attend the annual meeting on April 23, 2008, you must obtain an admission ticket by checking the box below and returning the Proxy Card or by writing to the corporate secretary of Equitable Resources at the following address: 225 North Shore Drive, Pittsburgh, Pennsylvania 15212. Seating is limited and will be offered on a “first come, first served” basis. Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting. No cameras, recording equipment, large bags or packages will be permitted in the annual meeting.

☐

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.

Signature________________________________________________ Signature____________ Date ________________, 2008
Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

Ù  FOLD AND DETACH HERE  Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner
as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/eqt		1-866-540-5760
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more.
Simply log on to Investor ServiceDirect® at
www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

225 North Shore Drive Pittsburgh, PA 15212-5861

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Johanna G. O’Loughlin and Jean F. Marks are each hereby appointed as proxies of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 23, 2008, at 10:30 a.m. local time, in the SpringHill Suites North Shore, 223 Federal Street, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director and FOR the ratification of Ernst & Young LLP as independent registered public accountants. The proxies will vote in their discretion on such other matters that may properly come before the meeting.

A vote FOR the election of nominees listed on the reverse side includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason.

This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director and FOR ratification of Ernst & Young LLP as independent registered public accountants.

Please sign and date on the reverse side and return the proxy card promptly using the enclosed envelope.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù  FOLD AND DETACH HERE  Ù

EQUITABLE RESOURCES, INC.

ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, APRIL 23, 2008
10:30 A.M.

SPRINGHILL SUITES NORTH SHORE
223 Federal Street, Pittsburgh, PA

YOUR VOTE IS IMPORTANT!

You can vote by Internet, telephone or mail.
See the instructions on the other side of this proxy card.

To view the 2007 Form 10-K, Annual Report, Proxy Statement and form of Proxy Card on the Internet, go to: http://bnymellon.mobular.net/bnymellon/eqt
You can now access your Equitable Resources, Inc. account online.

Access your Equitable Resources shareholder account online via Investor ServiceDirect® (ISD).

The transfer Agent for Equitable Resources, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
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